EXHIBIT 4.01
____________


                             CREDIT AGREEMENT
                        Dated as of December 1, 2006
                                  among
                                NIKE, INC.,
                             as the Borrower,
                           BANK OF AMERICA, N.A.,
                          as Administrative Agent,
                             CITICORP USA, INC.,
                            as Syndication Agent,

        HSBC BANK USA, N.A., THE BANK OF TOKYO MITSUBISHI UFJ, LTD. and

                        DEUTSCHE BANK SECURITIES INC.,
                         as Co-Documentation Agents,
                                   and
                        The Other Banks Party Hereto

                       BANC OF AMERICA SECURITIES LLC

                                  and

                       CITIGROUP GLOBAL MARKETS INC.,

                 s Co-Lead Arrangers and Co-Book Managers

                               TABLE OF CONTENTS
                                                                         Page

ARTICLE I      DEFINITIONS AND OTHER INTERPRETIVE PROVISIONS                1
1.1.       Defined Terms                                                    1
1.2.       Other Interpretive Provisions                                   13
1.3.       References to Agreements and Laws                               14
ARTICLE II     THE FACILITY                                                14
2.1.       The Facility                                                    14
2.2.       Ratable Advances                                                14
2.3.       Competitive Bid Advances                                        16
2.4.       Fees                                                            19
2.5.       General Facility Terms                                          20
2.6.       Extension of Termination Date                                   24
ARTICLE III    TAXES, CHANGE IN CIRCUMSTANCES                              25
3.1.       Taxes                                                           25
3.2.       Yield Protection                                                26
3.3.       Availability of Rate Options                                    27
3.4.       Funding Indemnification                                         27
3.5.       Regulation D Compensation                                       27
3.6.       Bank Statements; Survival of Indemnity                          28
3.7.       Removal of Banks                                                28
ARTICLE IV     CONDITIONS PRECEDENT                                        28
4.1.       Closing                                                         28
4.2.       Each Advance                                                    29
ARTICLE V      REPRESENTATIONS AND WARRANTIES                              30
5.1.       Corporate Existence                                             30
5.2.       Authorization and Validity                                      30
5.3.       No Conflict; Government Consent                                 30
5.4.       Financial Statements                                            30
5.5.       Taxes                                                           30
5.6.       Litigation and Contingent Obligations                           31
5.7.       Subsidiaries                                                    31
                                 -i-
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                                                                         Page

5.8.       ERISA                                                           31
5.9.       Accuracy of Information                                         31
5.10.      Regulation U                                                    31
5.11.      Material Agreements                                             31
5.12.      Compliance With Laws                                            32
5.13.      Ownership of Properties                                         32
5.14.      Post-Retirement Benefits                                        32
5.15.      Environmental and Safety and Health Matters                     32
ARTICLE VI     COVENANTS                                                   32
6.1.       Financial Reporting                                             32
6.2.       Use of Proceeds                                                 33
6.3.       Notice of Default                                               34
6.4.       Preservation of Existence; Conduct of Business                  34
6.5.       Taxes                                                           34
6.6.       Insurance                                                       34
6.7.       Compliance with Laws                                            34
6.8.       Maintenance of Properties; Trademarks and Franchises            35
6.9.       Inspection                                                      35
6.10.      Dividends                                                       35
6.11.      Merger                                                          35
6.12.      Sale of Assets                                                  35
6.13.      Sale and Leaseback                                              35
6.14.      Acquisitions                                                    36
6.15.      Liens                                                           36
6.16.      Affiliates                                                      37
6.17.      Capitalization Ratio                                            37
6.18.      Notice of Rating Change                                         37
ARTICLE VII    DEFAULTS                                                    37
ARTICLE VIII   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES              39
8.1.       Acceleration                                                    39
                                  -ii-
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                                                                         Page

8.2.       Amendments and Waivers                                          39
8.3.       Preservation of Rights                                          40
ARTICLE IX     NOTICES                                                     41
9.1.       Giving Notice                                                   41
9.2.       Change of Address                                               41
ARTICLE X      GENERAL PROVISIONS                                          41
10.1.      Survival of Representations                                     41
10.2.      Governmental Regulation                                         41
10.3.      Taxes                                                           41
10.4.      Headings                                                        41
10.5.      Entire Agreement                                                41
10.6.      Several Obligations                                             42
10.7.      Expenses; Indemnification                                       42
10.8.      Numbers of Documents                                            43
10.9.      Accounting                                                      43
10.10.     Severability of Provisions                                      43
10.11.     Nonliability of Banks                                           43
10.12.     Confidentiality                                                 43
10.13.     CHOICE OF LAW                                                   44
10.14.     CONSENT TO JURISDICTION                                         44
10.15.     WAIVER OF JURY TRIAL                                            45
10.16.     OREGON LEGAL NOTICE                                             45
10.17.     Counterparts                                                    45
10.18.     No Advisory or Fiduciary Responsibility                         45
10.19.     USA PATRIOT Act Notice                                          46
ARTICLE XI     THE ADMINISTRATIVE AGENT                                    46
11.1.      Appointment and Authorization of Administrative Agent           46
11.2.      Delegation of Duties                                            46
11.3.      Liability of Administrative Agent                               47
11.4.      Reliance by Administrative Agent                                47
                                 -iii-
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11.5.      Notice of Default                                               48
11.6.      Credit Decision; Disclosure of Information by Administrative
           Agent                                                           48
11.7.      Indemnification of Administrative Agent                         48
11.8.      Administrative Agent in Individual Capacity                     49
11.9.      Successor Administrative Agent                                  49
11.10.     Foreign Banks                                                   50
11.11.     Administrative Agent May File Proofs of Claim                   50
11.12.     Other Agents; Co-Lead Arrangers                                 51
ARTICLE XII    SETOFF; RATABLE PAYMENTS                                    51
12.1.      Setoff                                                          51
12.2.      Ratable Payments                                                52
ARTICLE XIII   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS           52
13.1.      Successors and Assigns                                          52

EXHIBITS
________

EXHIBIT A-1       Ratable Note
EXHIBIT A-2       Competitive Bid Note
EXHIBIT B         Competitive Bid Quote Request
EXHIBIT C         Invitation for Competitive Bid Quotes
EXHIBIT D         Competitive Bid Quotes
EXHIBIT E         Borrower Counsel Opinion
EXHIBIT F         Ratable Borrowing Notice
EXHIBIT G         Notice of Conversion/Continuation
EXHIBIT H         Compliance Certificate
EXHIBIT I         Assignment and Assumption


SCHEDULES
_________

Schedule 1        Subsidiaries
Schedule 2        Liens
Schedule 3        Commitments and Pro Rata Shares
Schedule 4        Eurodollar and Domestic Lending Offices

                             CREDIT AGREEMENT


     This Credit Agreement, dated as of November __, 2006, is among NIKE, INC., the Banks and BANK OF AMERICA, N.A., as Administrative Agent, CITICORP USA, INC., as Syndication Agent, and HSBC BANK USA, LTD., THE BANK OF TOKYO MITSUBISHI UFJ, LTD. and DEUTSCHE BANK SECURITIES INC., as Co-Documentation Agents. The parties hereto agree as follows:


                                 ARTICLE I
                DEFINITIONS AND OTHER INTERPRETIVE PROVISIONS
                _____________________________________________

     1.1.     Defined Terms.  As used in this Agreement, the following terms
              _____________
shall have the meanings set forth below:

     "Absolute Rate" means, with respect to an Absolute Rate Loan made by a
      _____________
given Bank for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/1000 of 1%) offered by such Bank and accepted by the Borrower.

     "Absolute Rate Advance" means a borrowing hereunder consisting of the
      _____________________
aggregate amount of the several Absolute Rate Loans made by some or all of the Banks to the Borrower at the same time and for the same Interest Period.

     "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes
      _____________________
setting forth Absolute Rates pursuant to Section 2.3.

     "Absolute Rate Interest Period" means, with respect to an Absolute Rate
      _____________________________
Advance, a period of not less than 7 and not more than 183 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

     "Absolute Rate Loan" means a Competitive Bid Loan which bears interest
      __________________
at the Absolute Rate.

     "Acquisition" means any material transaction, or any series of related
      ___________
transactions, consummated after the date of this Agreement, by which the Borrower or any of the Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency).

     "Additional Bank" has the meaning assigned to that term in Section
      _______________                                           _______
2.6.4.
_____

     "Administrative Agent" means Bank of America, in its capacity as
      ____________________
administrative agent for the Banks pursuant to Article XI, and not in its
                                               __________
individual capacity as a Bank, and any successor Administrative Agent appointed pursuant to Article XI.
                      __________

     "Administrative Agent-Related Persons" means the Administrative Agent,
      ____________________________________
together with its Affiliates (including, in the case of Bank of America, in its capacity as the Administrative Agent and in the case of Banc of America Securities LLC, in its capacity as the Co-Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Administrative Agent's Office" means the Administrative Agent's address
      _____________________________
and, as appropriate, account as set forth on Schedule 4, or such other
                                             __________
address or account as the Administrative Agent may from time to time notify to the Borrower and the Banks.

     "Advance" means a borrowing hereunder consisting of the aggregate amount
      _______
of the several Loans made by some or all of the Banks to the Borrower on the same Borrowing Date, at the same Rate Option (or on the same interest basis in the case of Competitive Bid Advances) and, where applicable, for the same Interest Period and includes a Competitive Bid Advance.

     "Affiliate" means, as to any Person, any other Person which, directly or
      _________
indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     "Agreement" means this Credit Agreement as amended, modified or
      _________
supplemented from time to time.

     "Agreement Accounting Principles" means generally accepted principles of
      _______________________________
accounting as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section
                                                                    _______
5.4.
___
                                      2

     "Applicable Facility Fee Rate" means, on any date and with respect to
      ____________________________
each Commitment whether used or unused, the applicable fee (in basis points) set forth below based on the Applicable Rating Level on such date (provided,
                                                                   ________
however, that on the Effective Date the Applicable Rating Level shall be
_______
deemed to be Level II):

        Applicable Rating Level      Facility Fee Rate
                                     (in basis points)
        _______________________      _________________

               Level I                     4.5
               Level II                    5.0
               Level III                   6.0
               Level IV                    7.0
               Level V                     8.0
               Level VI                   10.0

     "Applicable Margin" means, on any date and with respect to each
      _________________
Eurodollar Ratable Loan, the applicable margin set forth below based on the Applicable Rating Level on such date (provided, however, that on the
                                      ________  _______
Effective Date the Applicable Rating Level shall be deemed to be Level II):


        Applicable Rating Level      Applicable Margin
                                     (in basis points)
        _______________________      _________________

               Level I                    13.0
               Level II                   15.0
               Level III                  19.0
               Level IV                   20.5
               Level V                    27.0
               Level VI                   35.0

     "Applicable Rating Level" shall mean and be determined by the ratings
      _______________________
issued from time to time by S&P and Moody's (or S&P or Moody's, if ratings shall be available from only one of such Rating Agencies) in respect of the Borrower's long-term, senior unsecured, non-credit-enhanced debt in accordance with the following (provided, however, that on the Effective Date
                               ________  _______
the Applicable Rating Level shall be deemed to be Level II):

      Rating Level             S&P                         Moody's
      ____________             ___                         _______

        Level I        More favorable than A+        More favorable than A1
        Level II                A+                           A1
        Level III               A                            A2
                                     3

        Level IV                A-                           A3
        Level V                BBB+                         Baa1
        Level VI     Less than BBB+ or not rated  Less than Baa1 or not rated

     For purposes of the foregoing, (a) if ratings are available from both S&P and Moody's, and the ratings available from such Rating Agencies do not correspond to the same rating level on the chart above, then (1) if such rating levels differ by only one level on the chart above, then the Applicable Rating Level shall correspond to the higher of the two ratings, and (2) if such rating levels differ by more than one level on the chart above, then the Applicable Rating Level shall correspond to that rating which is one rating higher than the lower of the two ratings; (b) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in the Applicable Rating Level would result, such change shall effect a change in the Applicable Rating Level as of the day on which the Administrative Agent receives notice of such change in determinative ratings (such day, a "Change
                                                                      ______
Day"), and any change in the Applicable Margin shall take effect commencing
___
on such Change Day and ending on the date immediately preceding the next Change Day; (c) if the rating system of any of the Rating Agencies shall change prior to the date all Obligations hereunder have been paid and the Commitments cancelled, the Borrower and the Majority Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the most recent Applicable Rating Level in effect shall apply; (d) if the Borrower shall fail to give notice to the Administrative Agent of any change in rating by any Rating Agency in respect of the Borrower's long-term, senior unsecured debt on the date required by Section 6.18, the Applicable Rating
                                       ____________
Level shall be deemed to be Level VI for the period from the date such notice was required to be delivered to the date such notice is received by the Administrative Agent; and (e) upon the occurrence of and during the existence of a Default, the Applicable Rating Level shall be deemed to be Level VI.

     "Applicable Utilization Fee Rate" means, on any date, a fee equal to 5.0
      _______________________________
basis points for all Applicable Rating Levels.

     "Approved Fund" has the meaning assigned to such term in Section
      _____________                                           _______
13.1(h).
_______

     "Assignment and Assumption" means an Assignment and Assumption
      _________________________
substantially in the form of Exhibit I.
                             _________

     "Attorney Costs" means and includes all fees, expenses and disbursements
      ______________
of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

     "Bank of America" means Bank of America, N.A., and its successors.
      _______________

     "Banks" means the financial institutions acting as lenders hereunder,
      _____
listed on the signature pages of this Agreement and their respective successors and assigns.

     "Base Rate" means for any day a fluctuating rate per annum equal to the
      _________
higher of (a) the Federal Funds Rate plus 1/2 of 1%, and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Borrower" means NIKE, Inc., an Oregon corporation.
      ________

     "Borrowing Date" means a date on which an Advance is made hereunder.
      ______________

     "Business Day" means (i) with respect to any borrowing, payment or rate
      ____________
selection of Eurodollar Ratable Advances or Eurodollar Bid Rate Advances, a day other than Saturday or Sunday on which banks are open for business in San Francisco and New York City and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in San Francisco and New York City.

     "Capitalization Ratio" means, with respect to the Borrower and its
      ____________________
Subsidiaries on a consolidated basis, the ratio of (i) Indebtedness to (ii) the sum of (x) Indebtedness and (y) net worth as determined in accordance with generally accepted accounting principles.

     "Capitalized Lease" of a Person means any lease of property by such
      _________________
Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of
      _____________________________
obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Co-Arrangers" means Banc of America Securities LLC and Citigroup Global
      ____________
Markets Inc., each in its capacity as a co-lead arranger and a co-book manager.

     "Code" means the Internal Revenue Code of 1986.
      ____

     "Co-Documentation Agents" means HSBC Bank USA, Ltd., The Bank of Tokyo
      _______________________
Mitsubishi UFJ, Ltd., and Deutsche Bank Securities, each in its capacity as a co-documentation agent and not in its individual capacity as a Bank.

     "Commitment" means for each Bank, the obligation of the Bank to make
      __________
Loans not exceeding the amount set forth opposite the Bank's name in Schedule
                                                                     ________
3 hereof or in the Assignment and Assumption pursuant to which such Bank
_
becomes a party hereto, as applicable, as such amount may be modified from time to time pursuant to the terms of this Agreement and any Assignment and Assumption (collectively, the "Commitments").
                               ___________

     "Competitive Bid Advance" means a borrowing hereunder prior to the
      _______________________
Termination Date consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Banks to the Borrower at the same time and for the same Interest Period.

     "Competitive Bid Borrowing Notice" is defined in Section 2.3.6.
      ________________________________                _____________

     "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute
      ____________________
Rate Loan, or both, as the case may be.

     "Competitive Bid Margin" means the margin above or below the applicable
      ______________________
Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/1000 of 1%) to be added or subtracted from such Eurodollar Base Rate.

     "Competitive Bid Note" means a promissory note in substantially the form
      ____________________
of Exhibit A-2 hereto, with appropriate insertions, duly executed and
   ___________
delivered to the Administrative Agent by the Borrower for the account of a Bank and payable to the order of such Bank, including any amendment, modification, renewal or replacement of such promissory note.

     "Competitive Bid Quote" means a Competitive Bid Quote substantially in
      _____________________
the form of Exhibit D hereto completed and delivered by a Bank to the
            _________
Administrative Agent in accordance with Section 2.3.4.
                                        _____________

     "Competitive Bid Quote Request" means a Competitive Bid Quote Request
      _____________________________
substantially in the form of Exhibit B hereto completed and delivered by the
                             _________
Borrower to the Administrative Agent in accordance with Section 2.3.2.
                                                        _____________

     "Compliance Certificate" has the meaning assigned such term in Section
      ______________________
6.1(c).
______

     "Controlled Group" means all members of a controlled group of
      ________________
corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code.


     "Conversion/Continuation Date" means any date on which, under Section
      ____________________________                                 _______
2.2.4, the Borrower (a) converts an Advance bearing interest based on a Rate
_____
Option to an Advance bearing interest based on another Rate Option, or (b) continues an Advance bearing interest based on the same Rate Option, but with a new Interest Period.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and
      __________________
all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means an event described in Article VII.
      _______                              ___________

     "Dollars" and "$" mean lawful money of the United States of America.
      _______       _

     "Effective Date" means the date on which all conditions set forth in
      ______________
Section 4.1 are satisfied or waived by the Administrative Agent and the Banks
___________
(or, in the case of Section 4.1(k), waived by the Person entitled to receive
                    ______________
the applicable payment), provided such date shall not be later than December 31, 2006.

     "Eligible Assignee" has the meaning assigned to such term in Section
      _________________                                           _______
13.1(h).
_______

     "Environmental Laws" means the Resource Conservation and Recovery Act of
      __________________
1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so called "Superfund" or "Superlien" law, the Toxic Substances Control Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous materials or other hazardous or toxic substance, as now or at any time hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and
      _____
any regulations issued pursuant thereto.

     "Eurodollar Auction" means a solicitation of Competitive Bid Quotes
      __________________
setting forth Eurodollar Bid Rates pursuant to Section 2.3.
                                               ___________

     "Eurodollar Base Rate" means for any Interest Period with respect to any
      ____________________
Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Ratable Advance or Eurodollar Bid Rate Advance being made (or that would be made by Bank of America if such Advance were a Eurodollar Ratable Advance), continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan
      ___________________
made by a given Bank for the relevant Eurodollar Interest Period, the sum of
(i) the Eurodollar Base Rate and (ii) the Competitive Bid Margin offered by such Bank and accepted by the Borrower.

     "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which
      ___________________________
bears interest at a Eurodollar Bid Rate.

     "Eurodollar Bid Rate Loan" means a Loan which bears interest at the
      ________________________
Eurodollar Bid Rate.

     "Eurodollar Ratable Advance" means an Advance which bears interest at a
      __________________________
Eurodollar Rate requested by the Borrower pursuant to Section 2.2.
                                                      ___________

      "Eurodollar Ratable Loan" means a Loan which bears interest at a
       _______________________
Eurodollar Rate requested by the Borrower pursuant to Section 2.2.
                                                      ___________

      "Eurodollar Interest Period" means, with respect to a Eurodollar
       __________________________
Ratable Advance or a Eurodollar Bid Rate Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such
                          ________  _______
numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new
________  _______
month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

     "Eurodollar Rate" means, with respect to a Eurodollar Ratable Advance
      _______________
for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Base Rate applicable to that Eurodollar Interest Period plus (ii) the Applicable Margin.

     "Existing Credit Agreement" means that certain Credit Agreement dated as
      _________________________
of November 20, 2003, as amended from time to time, among the Borrower, Bank of America, as Administrative Agent, and the other financial institutions party thereto.

     "Existing Termination Date" has the meaning assigned to that term in
      _________________________
Section 2.6.1.
_____________

     "Federal Funds Rate" means, for any day, the rate per annum equal to the
      __________________
weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day,
                     ________
the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" has the meaning assigned to that term in Section 2.4.1.
      __________                                           _____________

     "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the
      __________
Absolute Rate.

     "Fixed Rate Advance" means an Advance which bears interest at a Fixed
      __________________
Rate.

     "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.
      _______________

     "Floating Rate" means, for any day, a rate per annum equal to the Base
      _____________
Rate.

     "Floating Rate Advance" means an Advance which bears interest at the
      _____________________
Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
      __________________
Rate.

     "Fund" has the meaning assigned to that term in Section 13.1(h).
      ____                                           _______________

     "Further Taxes" means any and all present or future taxes, levies,
      _____________
assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.
                            ___________

     "Governmental Authority" means any nation or government, any state or
      ______________________
other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Indebtedness" of a Person means such Person's (i) obligations for
      ____________
borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade,
(iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) net liabilities under interest rate swap, foreign exchange or cap agreements, and (vii) liability under any arrangement by which such Person assumes, guarantees, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the

                                     9\
obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person.

     "Indemnified Liabilities" has the meaning specified in Section 10.7.
      _______________________                               ____________

     "Interest Period" means a Eurodollar Interest Period or an Absolute Rate
      _______________
Interest Period.

     "Invitation for Competitive Bid Quotes" means an Invitation for
      _____________________________________
Competitive Bid Quotes substantially in the form of Exhibit C hereto,
                                                    _________
completed and delivered by the Administrative Agent to the Banks in accordance with Section 2.3.3.
                _____________

     "IRS" means the Internal Revenue Service of the United States Treasury.
      ___

     "Knight Family" means, collectively, Philip H. Knight, and his wife,
      _____________
children, parents and siblings, and any trust, corporation or partnership with respect to his assets established for estate planning purposes.

     "Laws" means, collectively, all international, foreign, Federal, state
      ____
and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "Lending Office" means, as to any Bank, the office or offices of such
      ______________
Bank described as such on Schedule 4, or such other office or offices as a
                          __________
Bank may from time to time notify the Borrower and the Administrative Agent.

     "Lien" means any security interest, mortgage, pledge, lien (statutory or
      ____
other), claim, charge, encumbrance, title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any Person's assets or properties in favor of any other Person.

     "Loan" means, with respect to a Bank, such Bank's portion, if any, of
      ____
any Advance.

     "Loan Anniversary" has the meaning assigned to that term in Section
      ________________                                           _______
2.6.1.
_____

     "Loan Documents" means this Agreement and the Notes.
      ______________

     "Majority Banks" means Banks in the aggregate having more than 50% of
      ______________
the combined Commitments at such time of all Banks or, if the Commitments have been terminated, Banks in the aggregate holding more than 50% of the aggregate unpaid principal amount of the outstanding Loans.

     "Material Adverse Effect" means with respect to any matter that such
      _______________________
matter (i) could reasonably be expected to materially and adversely affect the business, properties, condition

(financial or otherwise), or results of operations of the Borrower or the Borrower and its Subsidiaries taken as a whole, or (ii) has been brought by or before any court or arbitrator or any governmental body, agency or official, and draws into question the validity or enforceability of any material provision of any Loan Document against any obligor party thereto.

     "Material Subsidiary" means, at any time, any Subsidiary having at such
      ___________________
time either (i) total (gross) revenues for the preceding four fiscal quarter period in excess of 10% of the Borrower's consolidated total (gross) revenues for such period, or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of 10% of the net book value of the Borrower's consolidated total assets on such date, in each case, based upon the Borrower's most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.1.
                                                       ___________

     "Moody's" means Moody's Investors Service, Inc. and any successor
      _______
thereto that is a nationally-recognized rating agency.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective
      __________________
bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Non Extending Bank" has the meaning assigned to that term in Section
      __________________                                           _______
2.6.2.
_____

     "Notes" means, collectively, the Competitive Bid Notes and the Ratable
      _____
Notes; and "Note" means any one of the Notes.

     "Notice Date" has the meaning assigned to that term in Section 2.6.2.
      ___________                                           _____________

     "Notice of Conversion/Continuation" is defined in Section 2.2.4.
      _________________________________                _____________

     "Obligations" means all unpaid principal of and accrued and unpaid
      ___________
interest on the Loans, all accrued and unpaid fees and all other reimbursements, indemnities or other obligations of the Borrower to the Banks or to any Bank, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents.

     "Occupational Safety and Health Law" means the Occupational Safety and
      __________________________________
Health Act of 1970 and any other Law regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

     "Other Taxes" means any present or future stamp, court or documentary
      ___________
taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding, in the case of each Bank and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

     "Participant" is defined in Section 13.1(d).
      ___________                _______________

     "Payment Date" means the last Business Day of each February, May, August
      ____________
and November.

     "PBGC" means the Pension Benefit Guaranty Corporation and its successors
      ____
and assigns.

     "Person" means any individual, trustee, corporation, general
      ______
partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

     "Plan" means an employee pension benefit plan which is covered by Title
      ____
IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Ratable Advance" means a  borrowing hereunder consisting of the
      _______________
aggregate amount of the several Ratable Loans made by the Banks to the Borrower at the same time, at the same Rate Option and for the same Interest Period.

     "Ratable Borrowing Notice" is defined in Section 2.2.3.
      ________________________                _____________

     "Ratable Loan" means a Loan made by a  Bank to the Borrower pursuant to
      ____________
Section 2.2.1 hereof.
_____________

     "Ratable Note" means a promissory note in substantially the form of
      ____________
Exhibit A-1 hereto, duly executed and delivered to the Administrative Agent
___________
by the Borrower for the account of a Bank and payable to the order of such Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Rate Option" means the Eurodollar Rate or the Floating Rate.
      ___________

     "Rating Agency" means S&P and Moody's.
      _____________

     "Regulation D" means Regulation D of the Board of Governors of the
      ____________
Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulations U and X" means Regulations U and X of the Board of
      ___________________
Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reportable Event" means any of the events set forth in Section 4043(c)
      ________________
of ERISA, other than events for which the 30-day notice period has been waived.

     "Reserve Requirement" means, with respect to a Eurodollar Interest
      ___________________
Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities (as defined in

Regulation D). The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in the applicable reserve requirement.

     "S&P" means Standard & Poor's Ratings Services, a division of The
      ___
McGraw-Hill Companies, Inc. and any successor thereto that is a nationally-recognized rating agency.

     "Single Employer Plan" means a Plan maintained by the Borrower or any
      ____________________
member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary" of a Person means a corporation, partnership, joint
      __________
venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Substantial Portion" is defined in Section 6.12.
      ___________________                ____________

     "Syndication Agent" means Citicorp USA, Inc. in its capacity as
      _________________
syndication agent and not in its individual capacity as a Bank.

     "Taxes" means any and all present or future taxes, levies, assessments,
      _____
imposts, duties deductions, fees withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

     "Termination Date" means the first to occur of (a) the later of (i)
      ________________
December 1, 2011 and (ii) if maturity is extended pursuant to Section 2.6,
                                                              ___________
such extended maturity date determined pursuant to such Section, and (b) the date the Commitments or this Agreement are earlier cancelled or terminated pursuant to the terms hereof; provided, however, that with respect to any Non
                              ________  _______
Extending Bank, "Termination Date" shall mean the first to occur of (x) the
                 ________________
later of (i) December 1, 2011 and (ii) only if such Non Extending Bank extended the maturity of its commitments for one year pursuant to Section
                                                                  _______
2.6, such extended maturity date determined pursuant to such Section, and (b)
___
the date the Commitments or this Agreement are earlier cancelled or terminated pursuant to the terms hereof.

     "Unfriendly Acquisition" means the Acquisition of a corporation, limited
      ______________________
liability company or similar business entity if the Acquisition has not been approved by the board of directors (or comparable governing body) of such entity.

     "Unfunded Liabilities" means, (i) in the case of Single Employer Plans,
      ____________________
the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

     "Unmatured Default" means an event which but for the lapse of time or
      _________________
the giving of notice, or both, would constitute a Default.

     1.2.  Other Interpretive Provisions.
           _____________________________

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b)  (i)     The words "herein" and "hereunder" and words of similar
                             ______       _________
import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

          (iii)   The term "including" is by way of example and not
                            _________
limitation.

          (iv)    The term "documents" includes any and all instruments,
                            _________
documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words
                                ____         __________________
"to" and "until" each mean "to but excluding;" and the word "through" means
 __       _____             ________________                 _______
"to and including."
 ________________

     1.3.  References to Agreements and Laws.  Unless otherwise expressly
           _________________________________
provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, reforming or interpreting such Law.


                                 ARTICLE II
                                THE FACILITY
                                ____________

     2.1   The Facility.
           ____________

           From the Effective Date until the Termination Date, each Bank severally agrees to make Ratable Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding, the amount of its Commitment.

          (i) Each Bank may, in its sole discretion and not subject to the amount of its Commitment, make bids to make Competitive Bid Loans to the Borrower in accordance with Section 2.3.

          (ii) In no event may the aggregate principal amount of all outstanding Advances (including both the Ratable Advances and the Competitive Bid Advances) exceed the Commitments.

(iii) Subject to the terms of this Agreement, the Borrower may borrow, repay and re-borrow within the limits of each Bank's Commitment at any time prior to the Termination Date.

     2.2   Ratable Advances.
           ________________

           2.2.1   General.  Each Ratable Advance hereunder shall consist of
                   _______
borrowings made from the several Banks ratably in proportion to the amounts of their respective Commitments. For so long as any Competitive Bid Advances are outstanding, the aggregate outstanding amount of Competitive Bid Advances shall reduce each Bank's Commitment ratably in the proportion such Bank's Commitment bears to the Commitments regardless of which Bank or Banks make such Competitive Bid Advances. No Bank shall be obligated to make a Loan hereunder if the aggregate principal amount of such Bank's Ratable Loans
outstanding would exceed its Commitment.   Upon the request of any Bank made
through the Administrative Agent, the Borrower shall execute and deliver to such Bank (through the Administrative Agent) a Ratable Note, which shall evidence such Bank's Ratable Advances.

           2.2.2   Ratable Advance Rate Options.  The Ratable Advances may be
                   ____________________________
Floating Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3, and as converted or continued in accordance with Section 2.2.4; provided, that no Advance may mature after the Termination Date.

           2.2.3   Method of Selecting Rate Options and Interest Periods for
                   _________________________________________________________
Ratable Advances.  The Borrower shall select the Rate Option and, if
________________
applicable, Interest Period applicable to each Ratable Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice in the form attached hereto as Exhibit F (a "Ratable Borrowing Notice") not
                            _________     ________________________
later than 8:00 a.m. (San Francisco time) (a) on the Business Day preceding the Borrowing Date of each Floating Rate Advance, and (b) three Business Days before the Borrowing Date for each Eurodollar Ratable Advance. Notwithstanding the foregoing, a Ratable Borrowing Notice for a Floating Rate Advance may be given not later than 15 minutes after the time which the Borrower is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.3.6 and a Ratable Borrowing
                                  _____________
Notice for a Eurodollar Ratable Advance may be given not later than 15 minutes after the time the Borrower is required to reject one or more bids offered in connection with a Eurodollar Auction pursuant to Section 2.3.6. A
                                                            _____________
Ratable Borrowing Notice shall specify:

     (a) the Borrowing Date, which shall be a Business Day, of such Ratable Advance;

     (b)    the aggregate amount of such Ratable Advance;

     (c)    the Rate Option selected for such Ratable Advance; and

     (d) in the case of each Fixed Rate Advance, the Interest Period applicable thereto (which may not end after the Termination Date).

           2.2.4   Conversion and Continuation Elections.
                   _____________________________________

     (a) The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.2.4(b): (i) elect, as of
                                        ________________
any Business Day, in the case of a Floating Rate Advance, or as of the last day of the applicable Interest Period, in the case of a Eurodollar Ratable Advance, to convert such Advance into an Advance bearing interest based on another Rate Option; or (ii) elect, as of the last day of the applicable Interest Period, to continue a Eurodollar Ratable Advance or Floating Rate Advance having an Interest Period expiring on such day; except, that during
                                                        ______
the existence of a Default or Unmatured Default, the Borrower may not elect to have any Advance converted into or continued as a Eurodollar Ratable Advance unless the Majority Banks consent thereto. All conversions and continuations of Advances shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

     (b) The Borrower shall deliver a notice of conversion/continuation in the form attached hereto as Exhibit G (a "Notice of Conversion/Continuation")
                            __________    _________________________________
to be received by the Administrative Agent not later than 8:00 a.m. (San Francisco time) (i) on the Business Day preceding the Conversion/Continuation Date if the Advance is to be converted into or continued as a Floating Rate Advance, and (ii) three Business Days before the Conversion/Continuation Date if the Advance is to be converted into or continued as a Eurodollar Ratable Advance; specifying:

          (i) the Conversion/Continuation Date, which shall be a Business Day, of such Ratable Advance;

          (ii) the aggregate amount of such Ratable Advance to be converted or continued;

          (iii) the Rate Option for such Ratable Advance resulting from the conversion or continuation; and

          (iv) in the case of each Fixed Rate Advance, the Interest Period applicable thereto (which may not end after the Termination Date).

     (c) If upon the expiration of any Interest Period applicable to a Eurodollar Ratable Advance, the Borrower has failed to select timely a new Interest Period to be applicable to such Advance, or if any Default or Unmatured Default then exists, the Borrower shall be deemed to have elected to convert such Advance into a Floating Rate Advance effective as of the expiration date of such Interest Period.

     2.3   Competitive Bid Advances.
           ________________________

           2.3.1   Competitive Bid Option.  In addition to Ratable Advances
                   ______________________
pursuant to Section 2.2, but subject to the terms and conditions of this
            ___________
Agreement (including any limitations as to the maximum aggregate principal amount of all outstanding Advances), the Borrower may, as set forth in this
Section 2.3, request the Banks, prior to the Termination Date, to make offers
___________
to make Competitive Bid Advances to the Borrower. Each Bank may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this
Section 2.3.  Upon the request of any Bank made through the Administrative
___________
Agent, the Borrower shall execute and deliver to such Bank (through the Administrative Agent) a Competitive Bid Note, which shall evidence such Bank's Competitive Bid Advances.

           2.3.2   Competitive Bid Quote Request.  When the Borrower wishes
                  ______________________________
to request offers to make Competitive Bid Loans under this Section 2.3, it
                                                           ___________
shall transmit to the Administrative Agent by telecopy a Competitive Bid Quote Request substantially in the form of Exhibit B hereto so as to be
                                           _________
received no later than (i) 8:00 a.m. (San Francisco time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction, or (ii) 8:00 a.m. (San Francisco time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction specifying:

     (a) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

     (b)     the aggregate principal amount of such Competitive Bid Advance;

     (c) whether the Competitive Bid Quotes requested are to set forth a Eurodollar Bid Rate or an Absolute Rate, or both; and

     (d) the Interest Period applicable thereto (which may not end after the Termination Date).

     The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 5 Business Days (or, in either case upon reasonable prior notice to the Banks, such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in Dollars in a minimum amount of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof). A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit B hereto shall be rejected,
                                       _________
and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy.

           2.3.3   Invitation for Competitive Bid Quotes.  Promptly and in
                   _____________________________________
any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section
                                                                 _______
2.3.2, the Administrative Agent shall send to each of the Banks by telecopy
_____
an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this
Section 2.3.
___________

           2.3.4   Submission and Contents of Competitive Bid Quotes.
                   _________________________________________________
     (a) Each Bank may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted
                                          _____________
to the Administrative Agent by telecopy at the Administrative Agent's Office not later than (a) 9:00 a.m. (San Francisco time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 9:00 a.m. (San Francisco time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Banks, such other time and date as the Borrower and the Administrative Agent may agree); provided, that Competitive Bid Quotes
                                 ________
submitted by Bank of America may only be submitted if Bank of America notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Banks. Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable
___________     ____
except with the written consent of the Administrative Agent given on the instructions of the Borrower.

     (b) Each Competitive Bid Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:
_________

          (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

          (ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount may be greater than, less than or equal to the Commitment, of the quoting Bank, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and
     (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested,

          (iii) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan,

          (iv) the minimum or maximum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower,

          (v) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan, and

          (vi)    the identity of the quoting Bank.

     (c) The Administrative Agent shall reject any Competitive Bid Quote that:

          (i)     is not substantially in the form of Exhibit D hereto or
                                                      _________
     does not specify all of the information required by Section 2.3.4(b);
                                                         ________________

          (ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit D hereto;
                                        ___________

          (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

          (iv)    arrives after the time set forth in Section 2.3.4(a).
                                                      ________________

     If any Competitive Bid Quote shall be rejected pursuant to this Section
                                                                     _______
2.3.4(c), then the Administrative Agent shall notify the relevant Bank of
________
such rejection as soon as practical.

           2.3.5   Notice to Borrower.  The Administrative Agent shall
                   __________________
promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with Section 2.3.4, and (ii) of any
                                               _____________
Competitive Bid Quote that is in accordance with Section 2.3.4 and amends,
                                                 _____________
modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.

           2.3.6   Acceptance and Notice by Borrower.  Not later than (i)
                   _________________________________
10:00 a.m. (San Francisco time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction, or (ii) 10:00 a.m. (San Francisco time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Banks, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to Section
                                                                    _______
2.3.5; provided, however, that the failure by the Borrower to give such
_____  ________  _______
notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid
                                                         _______________
Borrowing Notice") shall specify the aggregate principal amount of offers for
________________
each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section
                                                                   _______
2.3.4(b)(iv)); provided, that:
____________   ________

     (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

     (b) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be; and

     (c)     the Borrower may not accept any offer that is described in
Section 2.3.4(c) or that otherwise fails to comply with the requirements of
_______________
this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement.

           2.3.7   Allocation by Administrative Agent.  If offers are made by
                   __________________________________
two or more Banks with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Bank shall be
                                 ________  _______
allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Bank has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Bank of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Bank.

     2.4   Fees.
           ____

           2.4.1   Arrangement, Structuring and Agency Fees.  The Borrower
                   ________________________________________
shall pay such arrangement, structuring and agency fees to Bank of America and the Administrative Agent in the amounts and at the times specified in the letter agreement, dated October 17, 2006, among the Borrower, Bank of America and Banc of America Securities LLC (the "Fee Letter"). Such fees shall be
                                         __________
fully earned when paid and shall be nonrefundable for any reason whatsoever.

           2.4.2   Administration Fee.  The Borrower hereby agrees to pay to
                   __________________
the Administrative Agent an administration fee for Competitive Bid Quote Requests in such amounts as are from time to time agreed upon by the Borrower and the Administrative Agent.

           2.4.3   Facility Fee.
                   ____________

     (a)     Facility Fee.  The Borrower shall pay to the Administrative
             ____________
Agent for the account of each Bank in accordance with its pro rata share of the Commitments, a facility fee equal to the Applicable Facility Fee Rate times the actual daily amount of the Commitments, regardless of usage
_____
(without giving effect to any reduction in Commitments due to outstanding Competitive Bid Loans). The facility fee shall accrue at all times from the Effective Date until the Termination Date and shall be due and payable quarterly in arrears on each Payment Date, commencing with the first Payment Date to occur after the Effective Date, and on the Termination Date.

     (b)     Calculation of Facility Fee.  The facility fee shall be
             ___________________________
calculated quarterly in arrears, and if there is any change in the Applicable Facility Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Facility Fee Rate separately for each period during such quarter that such Applicable Facility Fee Rate was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.
                                              __________

           2.4.4   Utilization Fee.
                   _______________

     (a)     Fees.  The Borrower shall pay to the Administrative Agent for
             ____
the account of each Bank in accordance with its pro rata share of the Commitments, a utilization fee equal to the Applicable Utilization Fee Rate times the actual daily aggregate outstanding Loans on each day that the aggregate outstanding amount of the Loans equals or exceeds 50.0% of the Commitments (without giving effect to any reduction in Commitments due to outstanding

Competitive Bid Loans). The utilization fee shall be due and payable quarterly in arrears on each Payment Date, commencing with the first Payment Date to occur after the Effective Date, and on the Termination Date.

     (b)     Calculation of Utilization Fee.  The utilization fee shall be
             ______________________________
calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in
Article IV is not met.
__________

          2.4.5   Banks' Participation Fee.  On the Effective Date, the
                  ________________________
Borrower shall pay to the Administrative Agent, for the account of the Banks in accordance with their respective pro rata shares, a participation fee in an amount set forth in the Fee Letter. Such participation fees are for the credit facility committed to by the Banks under this Agreement and are fully earned on the date paid. The participation fee paid to each Bank is solely for its own account and is nonrefundable for any reason whatsoever.

          2.4.6   Computation of Fees.  Computation of all fees shall be
                  ___________________
calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days.

     2.5   General Facility Terms.
           ______________________

          2.5.1   Method of Borrowing.  Not later than 11:00 a.m. (San
                  ___________________
Francisco time) on each Borrowing Date, each Bank shall make available its Loan or Loans in funds immediately available to the Administrative Agent at the Administrative Agent's Office. Unless otherwise instructed by the Borrower, the Administrative Agent shall deposit the funds so received from the Banks in the Borrower's account at Bank of America's main office in San Francisco.

          2.5.2   Minimum Amount of Each Advance.  Each Ratable Advance, and
                  ______________________________
each conversion and continuation with respect to a Ratable Advance, shall be in the minimum amount of $10,000,000 (and in integral multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Rate Advance may
                       ________  _______
be in the aggregate amount of the unused Commitments.

          2.5.3   Repayment.  Except for optional payments pursuant to
                  _________
Section 2.5.4, (a) each Competitive Bid Advance shall be paid in full by the
_____________
Borrower on the last day of the Interest Period applicable thereto, and (b) each Ratable Advance shall be paid in full by the Borrower on the last day of the Interest Period applicable thereto, unless such Ratable Advance is converted or continued in accordance with Section 2.2.4; but in any event all
                                          _____________
Advances shall be paid in full on the Termination Date.

          2.5.4   Optional Principal Payments.  The Borrower may, upon notice
                  ___________________________
to the Administrative Agent, from time to time pay all outstanding Ratable Advances, or, in a minimum aggregate amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), any portion of the outstanding Ratable Advances; provided, that such notice must be received by the Administrative
          ________
Agent not later than 11:00 a.m. (San Francisco time) (i) three Business Days' prior to any date of prepayment with respect to Eurodollar Ratable Advances and (ii) on the date of prepayment with respect to Floating Rate Advances. All such payments shall be made in immediately available funds to the Administrative Agent at the Administrative Agent's Office by 11:00 a.m. (San Francisco time) on the date of payment. A Competitive Bid Advance may not be prepaid prior to the last day of its applicable Interest Period without the prior consent of the Bank which originally made such Loan, which consent may be given or withheld at the Bank's sole and absolute discretion. Any prepayment of a Fixed Rate Advance prior to the end of an applicable Interest Period shall be subject to the indemnification provided in Section 3.4.
                                                           ___________

          2.5.5   Interest Periods.  Subject to the provisions of Section
                  ________________                                _______
2.5.6, each Advance shall bear interest (i) with respect to any Floating Rate
_____
Advance, on the outstanding principal amount from the applicable borrowing date until payment in full, and (ii) with respect to any other Advance, from the first day of the Interest Period applicable thereto to the earlier of (a) the last day of such Interest Period, or (b) the date of any earlier prepayment as permitted by Section 2.5.4, at the interest rate determined as
                           _____________
applicable to such Advance, subject to the Borrower's right to convert or continue Ratable Advances pursuant to Section 2.2.4. The Borrower shall not
                                      _____________
request a Fixed Rate Advance if, after giving effect to the requested Fixed Rate Advance, more than 20 separate Fixed Rate Advances would be outstanding.

          2.5.6   Rate after Maturity.  Except as provided in the next
                  ___________________
sentence, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Base Rate plus 1% per annum. In the case of a Fixed Rate Advance the maturity of which is accelerated, such Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period, at the higher of (a) the rate otherwise applicable to such Interest Period plus 1% per annum, or (b) the Base Rate plus 1% per annum.

          2.5.7   Interest Payment Dates; Interest Basis.  Interest accrued
                  ______________________________________
on each (i) Floating Rate Advance shall be payable on each Payment Date and
(ii) other Advance shall be payable on the last day of its applicable Interest Period, and on any date on which such Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three month interval during such Interest Period. Interest on all Floating Rate Advances calculated on the basis of the Base Rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest on all other Advances shall be calculated for the actual number of days elapsed on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 11:00 a.m. (San Francisco time) at the place of payment. If any payment of principal or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

          2.5.8   Method of Payment.  All payments to be made by the Borrower
                  _________________
shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, without prejudice to Borrower's right to later assert any counterclaim, defense, recoupment or setoff. Except as specifically provided in this Agreement and in the following sentence, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Banks to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 11:00 a.m. (San Francisco time) on the date when due and shall be applied (i) first, ratably among the Banks with respect to any principal and interest due in connection with Ratable Advances, (ii) second, after all amounts described in clause (i) have been satisfied, ratably among those Banks for whom any payment of principal and interest is due in connection with any Competitive Bid Advances, and (iii) third, after all
                                                        _____
amounts described in clauses (i) and (ii) have been satisfied, ratably to any other Obligations then due to the Banks. If such payment is received by the Administrative Agent by 11:00 a.m. (San Francisco time) such delivery to the Banks shall be made on the same day and if received thereafter shall be made on the next succeeding Business Day. The Administrative Agent is hereby authorized to charge the account of the Borrower held at Bank of America for each payment of principal, interest and fees owing by the Borrower as it becomes due hereunder.

          2.5.9   Notes; Telephonic Notices; Designation of Borrower.  Each
                  __________________________________________________
Bank is hereby authorized to record on the schedule attached to each of its Notes, or otherwise record in accordance with its usual practice, the date and amount of each of its Loans of the type evidenced by such Note; provided,
                                                                    ________
however, that any failure to so record shall not affect the Borrower's
_______
Obligations under this Agreement or any Note. The Borrower hereby authorizes the Banks and the Administrative Agent to extend, continue and convert Advances, effect Rate Option selections and submit Competitive Bid Quotes based on telephonic notices made by any person or persons the Administrative Agent or any Bank in good faith believes to be an authorized officer or an officer, employee or agent of the Borrower designated by an authorized officer. The Borrower agrees to deliver promptly to the Administrative Agent a written or telecopy confirmation of each telephonic notice signed by an authorized officer. If the written or telecopy confirmation differs in any material respect from the action taken by the Administrative Agent and the Banks, the records of the Administrative Agent and the Banks shall govern absent manifest error.

          2.5.10   Notification of Advances, Interest Rates and Prepayments.
                   ________________________________________________________
The Administrative Agent will notify each Bank of the contents of each Ratable Borrowing Notice, Notice of Conversion/Continuation (or automatic conversion pursuant to Section 2.2.4(c)), and payment notice received by it
                       ________________
hereunder promptly and in any event (provided such items were timely received by the Administrative Agent from the Borrower) before the close of business on the same Business Day of receipt thereof (or, in the case of borrowing notices with respect to Floating Rate Advances, within one hour of receipt thereof). The Administrative Agent will notify each Bank of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Base Rate in respect of any outstanding Floating Rate Advance.

          2.5.11   Non Receipt of Funds by the Administrative Agent.  Unless
                   ________________________________________________
the Borrower or any Bank has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Bank, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Bank, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Bank shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Bank in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Bank failed to make such payment, such Bank shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a
                                                 ___________________
     rate per annum equal to the Federal Funds Rate from time to time in effect. If such Bank pays such amount to the Administrative Agent, then such amount shall constitute such Bank's Ratable Loan or Competitive Bid Loan, as the case may be, included in the applicable
     Borrowing. If such Bank does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

A notice of the Administrative Agent to any Bank or the Borrower with respect to any amount owing under this Section 2.5.11 shall be conclusive, absent
                               ______________
manifest error.

           2.5.12  Cancellation.  The Borrower may, at any time after the
                   ____________
Effective Date, upon not less than five Business Days' prior written notice to the Administrative Agent, terminate or permanently reduce the Commitments in whole, or in a minimum aggregate amount of $10,000,000 (and in integral multiples of $1,000,000 in excess thereof); unless, after giving effect
                                            ______
thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments shall be paid on the effective date of such reduction or termination. Once the Commitments are reduced in accordance with this Section, they may not be increased.

           2.5.13  Lending Offices.  Each Bank may from time to time, by
                   _______________
written or telecopy notice to the Administrative Agent and the Borrower, change its Lending Office and for whose account Loan payments are to be made.

     2.6   Extension of Termination Date.
           _____________________________

           2.6.1   Requests for Extension.  The Borrower may, by notice to
                   ______________________
the Administrative Agent (who shall promptly notify the Banks) not later than 45 days prior to each of the first anniversary hereof and the second anniversary hereof (each, a "Loan Anniversary"), request that each Bank
                             ________________
extend such Bank's Termination Date for an additional one year from the

Termination Date then in effect hereunder (the "Existing Termination Date");
                                                _________________________
provided, that in no event shall the Termination Date be extended beyond
________
December 1, 2013.

           2.6.2   Bank Elections to Extend.  Each Bank, acting in its sole
                   ________________________
and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the "Notice Date") that is 10 Business Days after
                              ___________
receipt of notice from the Administrative Agent of the Borrower's request for an extension advise the Administrative Agent whether or not such Bank agrees to such extension and each Bank that determines not to so extend its Termination Date (a "Non-Extending Bank") shall notify the Administrative
                     __________________
Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Bank that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

           2.6.3   Notification by Administrative Agent.  The Administrative
                   ____________________________________
Agent shall notify the Borrower of each Bank's determination under this Section no later than the date 30 days prior to the applicable Loan Anniversary (or, if such date is not a Business Day, on the next preceding Business Day).

           2.6.4   Additional Banks.  If (and only if) the Majority Banks
                   ________________
have agreed to extend their Termination Date, the Borrower shall have the right on or before the Existing Termination Date to replace each Non-Extending Bank with, and add as "Banks" under this Agreement in place thereof, one or more Eligible Assignees (each, an "Additional Bank") as
                                                   _______________
provided in Section 3.7, each of which Additional Banks shall have entered
            ___________
into an Assignment and Assumption pursuant to which such Additional Bank shall, effective no later than the Existing Termination Date, undertake a Commitment (and, if any such Additional Bank is already a Bank, its Commitment shall be in addition to such Bank's Commitment hereunder on such date).

           2.6.5   Minimum Extension Requirement.  If (and only if) the
                   _____________________________
Majority Banks have agreed so to extend their Termination Date immediately prior to the applicable Loan Anniversary, then, the Termination Date of each Extending Bank and of each Additional Bank shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and, as of the Existing Termination Date, each Additional Bank shall become a "Bank" for all purposes of this Agreement.

           2.6.6   Conditions to Effectiveness of Extensions.
                   _________________________________________
Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Bank unless:

          (i) no Unmatured Default or Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

           (ii) the representations and warranties contained in this Agreement are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

           (iii) since the date of the financial statements most recently delivered to the Administrative Agent in accordance with Section 6.1(a),
                                                              ______________
     no event, circumstance or development shall have occurred that constitutes, has had or could reasonably be expected to have a Material Adverse Effect; and

           (iv) on the Termination Date of each Non-Extending Bank, the Borrower shall repay to each such Non-Extending Bank any Loans at the time owing to it (and pay any additional amounts required pursuant to
     Section 3.4).
     ___________

           2.6.7   Updated Schedule 3.  Promptly after each such extension,
                   __________________
the Administrative Agent shall prepare and deliver to each remaining Bank an updated Schedule 3 to this Agreement, listing the Banks, Commitments and
        __________
Commitment percentages after giving effect to such extension.

           2.6.8   Conflicting Provisions.  This Section shall supersede any
                   ______________________
provisions in Section 8.2 or 12.2 to the contrary.
              ___________    ____

                                 ARTICLE III
                      TAXES, CHANGE IN CIRCUMSTANCES
                      ______________________________

     3.1   Taxes.
           _____

     (a) Any and all payments by the Borrower to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Indemnified Taxes. In addition, the Borrower agrees to pay all Other Taxes.

     (b) If the Borrower shall be required by law to deduct or withhold any Indemnified Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

          (ii)    the Borrower shall make such deductions and withholdings;

          (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable Law; and

          (iv) the Borrower shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Indemnified Taxes, Other Taxes or Further Taxes had not been imposed.

     (c) The Borrower agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of (i) Indemnified Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Indemnified Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

     (d) Within 30 days after the date of any payment by the Borrower of Indemnified Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to each Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Administrative Agent.

     3.2   Yield Protection.  If, after the date hereof, because of the
           ________________
enactment of, or any change in, any Law or any governmental or quasi governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof (other than such enactments or changes that are not effective as of August 31, 2006 but are scheduled to become effective thereafter pursuant to such laws, rules, regulations, policies, guidelines, directives or interpretations that are effective as of August 31, 2006), which

     (a) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank in respect of Fixed Rate Advances (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

     (b) imposes any other condition the result of which is to increase the cost to any Bank of making, funding or maintaining Fixed Rate Advances or reduces any amount receivable by any Bank in connection with loans, or requires any Bank to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Bank, or

     (c) affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank and such Bank determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Loans hereunder or of commitments of this type, then, within 15 days of demand by such Bank through the Administrative Agent, the Borrower shall pay such Bank that portion of such increased expense incurred (including, in the case of Section 3.2(c), any reduction in the rate
                                    ______________
of return on capital to an amount below that which it could have achieved but for such law, rule, regulation, policy, guideline or directive and after taking into account such Bank's policies as to capital adequacy) or reduction in an amount received which such Bank determines is attributable to making, funding and maintaining its Loans and its Commitment. Notwithstanding the foregoing, if a Bank fails to make a claim within 90 days after it becomes, or ought reasonably to have become, aware of any event giving rise to a claim under this Section 3.2, then such Bank shall be entitled to make any claim
           ___________
under this Section 3.2 only in respect of any amounts due under this Section
           ___________                                               _______
3.2 that are attributable to the period following the 90th day preceding the
___
day upon which the Bank makes such claim.

     3.3   Availability of Rate Options.  If any Bank determines that
           ____________________________
maintenance of any of its Fixed Rate Loans at a suitable Lending Office would violate any applicable law, rule, regulation or directive, whether or not having the force of law, such Bank shall so notify the Administrative Agent and the Administrative Agent shall suspend the availability of the affected Rate Option and require any Fixed Rate Advances outstanding under the affected Rate Option to be repaid; or if any Bank determines that (i) deposits of a type or maturity appropriate to match fund Fixed Rate Advances are not available, the Administrative Agent shall suspend the availability of the affected Rate Option with respect to any Fixed Rate Advances made after the date of any such determination, or (ii) a Rate Option does not accurately reflect the cost of making a Fixed Rate Advance at such Rate Option, such Bank shall so notify the Administrative Agent and then the Administrative Agent shall suspend the availability of the affected Rate Option with respect to any Fixed Rate Advances made after the date of any such determination.

     3.4   Funding Indemnification.  If any payment of a Fixed Rate Advance
           _______________________
occurs, whether made by the Borrower or by a Bank or other assignee in connection with an assignment pursuant to Section 3.7, on a date which is not
                                          ___________
the last day of the applicable Interest Period, whether because of acceleration, prepayment, automatic conversion or otherwise, or the Borrower requests a Fixed Rate Advance, or the continuation or conversion of an Advance as or to a Fixed Rate Advance, or the Borrower does not borrow, continue or convert such Fixed Rate Advance on the date specified by the Borrower except by reason of default by the Banks, the Borrower will indemnify each Bank for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

     3.5   Regulation D Compensation.  Each Bank may through the
           _________________________
Administrative Agent request the Borrower to pay and upon such request the Borrower shall pay, contemporaneously with each payment of interest on the Borrower's Eurodollar Ratable Loans, additional interest on such Loans at a rate per annum determined by such Bank up to but not exceeding the excess of
(i) (A) the Eurodollar Base Rate divided by (B) one minus the Reserve
                                                    _____
Requirement with respect to Eurocurrency liabilities (as defined in Regulation D) over (ii) the Eurodollar Base Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Ratable Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least five Business Days after the giving of such notice, and
(y) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on the Eurodollar Ratable Loans of the amount then due it under this Section.

     3.6   Bank Statements; Survival of Indemnity.  To the extent reasonably
           ______________________________________
possible, each Bank shall designate an alternate Lending Office with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Bank under Section 3.1 or 3.2 or to avoid the unavailability of a Rate Option
      ___________    ___
under Section 3.3, so long as such designation is not prohibited by
      ___________
applicable legal and regulatory restrictions and not disadvantageous to such Bank as determined in its sole discretion. Each Bank shall deliver to the Borrower through the Administrative Agent a written statement of such Bank as to the amount due, if any, under Sections 3.1, 3.2 or 3.4, simultaneously
                                 ________________________
with making a request for payment under said Sections 3.1, 3.2 or 3.4.  Such
                                             ________________________
written statement shall set forth in reasonable detail the calculations upon which such Bank determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Bank funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate for such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The Obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the
                  __________________________
Obligations and termination of this Agreement.

     3.7   Removal of Banks.  If (i) the obligation of any Bank to make or
           ________________
continue any Loans as, or convert Loans to, Eurodollar Ratable Loans has been suspended pursuant to Section 3.3, or (ii) any Bank has demanded compensation
                      ___________
under Section 3.1 or 3.2, the Borrower may elect to remove such Bank as a
      __________________
Bank hereunder or, at Borrower's sole expense, to require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and the consents required by, Section 13.1), all
                                                         ____________
of its interest, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations; provided,
                                                                  ________
that (A) the Borrower notifies such Bank through the Administrative Agent of such election at least five Business Days before any date fixed for a borrowing, (B) (x) in the case of a removal, the Borrower promptly repays all outstanding Obligations to such removed Bank or (y) in the case of an assignment and delegation, such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and other Obligations payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) no Default or Unmatured Default exists. Upon receipt by the Administrative Agent of a notice of removal of a Bank in accordance herewith, the Commitment of such Bank shall terminate.

                                 ARTICLE IV
                            CONDITIONS PRECEDENT
                            ____________________

     4.1   Closing.  Concurrently with the execution of this Agreement and
           _______
prior to making the initial Advance, the Borrower will deliver to the Administrative Agent, with sufficient copies for the Banks, the following documents, in form and substance satisfactory to the Administrative Agent and the Banks:

     (a)     Executed copies of this Agreement.

     (b) Competitive Bid Notes and Ratable Notes payable to the order of each of the Banks requesting Notes.

     (c) Copies, certified as of a date not more than one week prior to the Effective Date by the Secretary or Assistant Secretary (or comparable officer) of the Borrower, of its Board of Directors' (or Executive Committee's) resolutions authorizing execution of the Loan Documents.

     (d) An incumbency certificate, executed as of a date not more than one week prior to the Effective Date by the Secretary or Assistant Secretary (or comparable officer) of the Borrower which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Banks shall be entitled to rely until informed of any change in writing by the Borrower.

     (e) A written opinion of the Borrower's in house counsel, addressed to the Administrative Agent and the Banks in substantially the form of Exhibit E hereto (which opinion the Borrower hereby expressly instructs such counsel to prepare and deliver to the Administrative Agent and the Banks for their benefit).

     (f) One copy of the Articles of Incorporation (or comparable document) of the Borrower, together with all amendments, certified as of a recent date by the appropriate governmental officer in the State of Oregon.

     (g) A copy, certified by the Secretary or Assistant Secretary (or comparable officer) of the Borrower, of its Bylaws.

     (h) A certificate, signed by the chief financial officer of the Borrower, stating that (x) on the Effective Date no Default or Unmatured Default has occurred and is continuing and (y) there has not occurred a material adverse change since May 31, 2006 in the business, assets, liabilities, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date.

     (i) Evidence satisfactory to the Administrative Agent that the Existing Credit Agreement has been, or concurrently with the effectiveness of this Agreement will be, terminated and no loans or other amounts are outstanding thereunder.

     (j) Such other documents as any Bank or its counsel may have reasonably requested prior to execution of the Agreement.

     (k) Any fees required to be paid on or before the Effective Date shall have been paid.

     4.2   Each Advance.  The Banks shall not be required to make any
           ____________
Advance, unless on the applicable Borrowing Date:

     (a) No Default or Unmatured Default has occurred and is continuing, or would result from such proposed Advance.

     (b)     The representations and warranties contained in Article V are
                                                             _________
true and correct as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement.

     (c) The Administrative Agent shall have received a Ratable Borrowing Notice in accordance with the requirements hereof and/or such other requests and documentation required under Section 2.3, if applicable.
                                 ______________

     Each Ratable Borrowing Notice or Competitive Bid Quote Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have
                                                 _______________     ___
been satisfied.

                                 ARTICLE V
                       REPRESENTATIONS AND WARRANTIES
                       ______________________________

     The Borrower represents and warrants to the Banks that:

     5.1   Corporate Existence.  The Borrower is a corporation duly
           ___________________
incorporated and validly existing under the laws of the State of Oregon and is duly qualified and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     5.2   Authorization and Validity.  The Borrower has the corporate power
           __________________________
and authority and legal right to execute and deliver the Loan Documents and to perform its Obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its Obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding Obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3   No Conflict; Government Consent.  Neither the execution and
           _______________________________
delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any Law, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's articles of incorporation or bylaws or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4   Financial Statements.  The May 31, 2006 and the August 31, 2006
           ____________________
consolidated financial statements of the Borrower and the Subsidiaries heretofore delivered to the Banks were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and the Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5   Taxes.  The Borrower and the Subsidiaries have filed all United
           _____
States federal tax returns and all other United States and foreign tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Borrower and the Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended May 31, 2001. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.6   Litigation and Contingent Obligations.  There is no litigation,
           _____________________________________
arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of the Borrower's officers, threatened against or affecting the Borrower or any Subsidiary which might materially adversely affect the business, properties, financial condition prospects, or results of operations of the Borrower or the ability of the Borrower to perform its Obligations under the Loan Documents. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4 or delivered pursuant to Section 6.1.
                          ___________                          ___________

     5.7   Subsidiaries.  Schedule 1 hereto contains an accurate list of all
           ____________   __________
of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries as of the Effective Date. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non assessable. Each Subsidiary is duly organized or formed and validly existing under the laws of its jurisdiction of incorporation or organization and is duly qualified and has all requisite power and authority to conduct its business in each jurisdiction in which its business is conducted.

     5.8   ERISA.  There are no material Unfunded Liabilities.  Each Plan
           _____
complies in all material respects with all applicable requirements of Law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

     5.9   Accuracy of Information.  No information, exhibit or report
           _______________________
furnished by the Borrower or any Subsidiary to the Administrative Agent or to any Bank in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.10  Regulation U.  Neither the Borrower nor any Subsidiary owns any
           ____________
margin stock (as defined in Regulation U).

     5.11  Material Agreements.  Neither the Borrower nor any Subsidiary is a
           ___________________
party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Indebtedness.

     5.12  Compliance With Laws.  The Borrower and its Subsidiaries have
           ____________________
complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties where failure to comply could reasonably be expected to have a Material Adverse Effect.

     5.13  Ownership of Properties.  Except as set forth on Schedule 2
           _______________________
hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the properties and assets reflected in the financial statements as owned by them.

     5.14  Post-Retirement Benefits.  The amount of the present value of the
           ________________________
expected cost of post retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to their employees and former employees, as estimated by the Borrower in accordance with reasonable procedures and assumptions, is not material to the financial condition of the Borrower.

     5.15  Environmental and Safety and Health Matters.  To the best of the
           ___________________________________________
knowledge of the Borrower, the Borrower and each Subsidiary are in compliance with all Environmental Laws and Occupational and Health Laws where failure to comply would reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its obligations hereunder. Neither the Borrower nor any Subsidiary has received notice of any claims that any of them is not in compliance in all material respects with the Environmental Laws where failure to comply would reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its Obligations.

                              ARTICLE VI
                               COVENANTS
                               _________

     During the term of this Agreement, unless the Majority Banks shall otherwise consent in writing:

     6.1   Financial Reporting.  The Borrower will maintain, for itself and
           ___________________
each Material Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent with sufficient copies for each Bank:

     (a) Within 100 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Banks, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and the

Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.

     (b) Within 60 days after the close of each of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, a consolidated unaudited balance sheet as at the close of such period, and a consolidated profit and loss statement and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

     (c) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit H (each, a
                                                    _________
"Compliance Certificate") hereto signed by its chief financial officer
 ______________________
showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists or, if any Default or Unmatured Default exists, stating the nature and status thereof.

     (d) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (e) Promptly upon the filing thereof, copies of all S 1's, 10 Ks and 10 Qs (and any substitute which may hereafter be required) which the Borrower or any Material Subsidiary files with the Securities and Exchange Commission.

     (f) Promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

     (g) Such other information (including non-financial information) as the Administrative Agent may from time to time reasonably request.

     Documents required to be delivered pursuant to clauses (a), (b), (d) and
                                                    _____________________
(e) of this Section 6.1 (to the extent any such documents are included in
___         ___________
materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address at www.nikebiz.com; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided,
                                                                 ________
that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Bank that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Bank and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Bank of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft
                                                             ____
copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.1(c) to the Administrative
                                    ______________
Agent and each of the Banks. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Co-Arrangers will make available to the Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or
 __________________
another similar electronic system (the "Platform") and (b) certain of the
                                        ________
Banks may be "public-side" Banks (i.e. Banks that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Bank"). The Borrower hereby agrees that (i)
                      ___________
all Borrower Materials that are to be made available to Public Banks shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof;
(ii) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Co-Arrangers and the Banks to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to
                                                 ________  _______
the extent such Borrower Materials constitute Information (as defined in
Section 10.12), they shall be treated as set forth in such Section 10.12);
_____________                                              _____________
(iii) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor"; and
(iv) the Administrative Agent and each Co-Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor". Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials "PUBLIC".

     6.2   Use of Proceeds.  The Borrower will, and the Borrower will cause
           _______________
each Subsidiary to, use the proceeds of the Advances for working capital purposes and general corporate purposes; provided, that the proceeds of the
                                         ________
Advances shall not be used for the direct financing of an Unfriendly Acquisition, a bid to make an Unfriendly Acquisition or any steps preliminary to an Unfriendly Acquisition or a bid to make an Unfriendly Acquisition. The Borrower will not, nor will the Borrower permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulations U and X) or to extend credit to any person to purchase or carry any margin stock, or extend credit to any person for any of the aforesaid purposes.

     6.3   Notice of Default.  The Borrower will, and will cause each
           _________________
Subsidiary to, give prompt notice in writing to the Administrative Agent and Banks of (a) the occurrence of any Default or Unmatured Default, (b) any other development, financial, legal or otherwise, which the Borrower reasonably expects will have a Material Adverse Effect or would materially adversely affect the ability of the Borrower to repay the Obligations, and
(c) receipt of any notice that the operations of the Borrower or any Subsidiary are not in compliance with requirements of any applicable Environmental Law or any Occupational Safety and Health Law where failure to comply would reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its Obligations hereunder, or receipt of notice that any properties or assets of the Borrower or any Subsidiary are subject to an Environmental Lien securing obligations in excess of
              __________________

$20,000,000. As used herein, "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a spillage, disposal or release into the environment of any hazardous or toxic substance.

     6.4   Preservation of Existence; Conduct of Business.  The Borrower
           ______________________________________________
will, and will cause each Subsidiary to, do all things necessary to remain duly incorporated and validly existing as a corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided, that the
                                                         ________
Borrower may liquidate or dissolve any Subsidiary into the Borrower or any other Subsidiary; provided, however, that a Material Subsidiary may not
                  ________  _______
liquidate or dissolve into a Subsidiary that is not a Material Subsidiary. The Borrower will not, and will not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof or such other lines of business as are reasonably related thereto.

     6.5   Taxes.  The Borrower will, and will cause each Subsidiary to, pay
           _____
when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6   Insurance.  The Borrower will, and will cause each Subsidiary to,
           _________
maintain with financially sound and reputable insurance companies insurance, or a program of self-insurance, on all their property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Administrative Agent upon any Bank's request full information as to the insurance carried.

     6.7   Compliance with Laws.  The Borrower will, and will cause each
           ____________________
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject where noncompliance could reasonably be expected to have a Material Adverse Effect.

     6.8   Maintenance of Properties; Trademarks and Franchises.  The
           ____________________________________________________
Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The Borrower and each Subsidiary own, are licensed or otherwise have the lawful right to use, and will continue to own, be licensed or have the lawful right to use, all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know how and processes used in or necessary for the conduct of their businesses as currently conducted. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know how and processes by the Borrower and each of its Subsidiaries does not infringe on the rights of any Person.

     6.9   Inspection.  Subject to Section 10.12 hereof, the Borrower will,
           __________              _____________
and will cause each Subsidiary to, permit the Administrative Agent or any Bank, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Bank may designate.

     6.10  Dividends.  The Borrower will not, nor will it permit any
           _________
Subsidiary to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, if, after giving effect thereto, the Borrower or any Subsidiary is in violation of any of the provisions hereof.

     6.11  Merger.  The Borrower will not, nor will it permit any Material
           ______
Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Material Subsidiary may merge or consolidate with the Borrower or another Material Subsidiary; provided, that in connection with any merger or consolidation involving the Borrower, the Borrower is the surviving entity, and (b) the Borrower or a Material Subsidiary may merge or consolidate with any other Person to effect an Acquisition permitted by Section 6.14; provided, that the Borrower or such Material Subsidiary, as applicable, is the surviving entity.

     6.12  Sale of Assets.  The Borrower will not, nor will it permit any
           ______________
Subsidiary to, lease, sell or otherwise dispose of all or any of its property, assets or business to any other Person except (i) sales of inventory in the ordinary course of business, and (ii) any other disposals of assets (including sale and leasebacks but excluding the sale and leaseback of the Borrower's headquarters in Beaverton, Oregon) so long as the aggregate book value of the assets so disposed by the Borrower and its Subsidiaries in any period of twelve consecutive months, commencing on or after the date hereof, does not exceed 20% of the aggregate book value of the assets of the Borrower and its Subsidiaries, taken as a whole ("Substantial Portion"), as of the end of the fiscal quarter immediately preceding the date of calculation.

     6.13  Sale and Leaseback.  The Borrower will not, nor will it permit any
           __________________
Subsidiary to, sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property except with respect to sales of property or sale and leaseback transactions which would be permitted by Section 6.12.
   ____________

     6.14  Acquisitions.  The Borrower will not, nor will it permit any
           ____________
Subsidiary to, make any Acquisition if the Acquisition is of a Person engaged in businesses not permitted by Section 6.4.
                               ___________

     6.15  Liens.  The Borrower will not, nor will it permit any Subsidiary
          ______
to, create, incur, or suffer to exist any Lien in, of or on the property of the Borrower or any Subsidiary, except:

     (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings.

     (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due.

     (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

     (e) Liens existing on the date hereof and described in Schedule 2 hereto.

     (f) Liens incurred in connection with the purchase by the Borrower or a Subsidiary of tangible assets (excluding inventory) provided the Indebtedness secured thereby does not exceed the purchase price of such asset, plus any related interest and fees and the Lien attaches only to the asset so purchased.

     (g) Liens incurred in connection with the acquisition of real estate and construction of buildings for or on behalf of the Borrower or a Subsidiary; provided, that:

          (i) the Indebtedness secured by such Lien does not exceed the cost of such construction, plus any related interest and fees, and

          (ii) the aggregate book value of all real estate and buildings subject to Liens permitted by this subparagraph (g), does not exceed 20% of the Borrower's net worth at the time of determination.

     (h) Liens not otherwise permitted hereunder, on property other than accounts receivable and inventory; provided, that the aggregate amount of
                                   ________
Indebtedness secured thereby (other than those referred to in (a) through (g) above) shall not at any one time exceed $100,000,000 or its Dollar equivalent at such time in other currencies.

     (i) Liens filed in connection with the construction of, and additions to, the Borrower's headquarters in Beaverton, Oregon in an aggregate amount which do not reflect obligations of the Borrower in excess of $100,000,000.

     6.16  Affiliates.  The Borrower will not, and will not permit any
           __________
Subsidiary to, enter into any transaction (including the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower or such Subsidiary would obtain in a comparable arm's length transaction.

     6.17  Capitalization Ratio.  The Borrower will not as of the end of any
           ____________________
fiscal quarter from and after the Effective Date permit the Capitalization Ratio to exceed 0.60 to 1.00.

     6.18  Notice of Rating Change.  The Borrower shall, no later than ten
           _______________________
(10) Business Days after the chief executive officer, the president, any corporate vice president or the treasurer of the Borrower obtains knowledge of any such change, give notice to the Administrative Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hard copy sent promptly thereafter) of any change in rating by any Rating Agency in respect of the Borrower's long-term, senior unsecured, non-credit-enhanced debt, together with the details thereof, and of any announcement by any Rating Agency that its rating in respect of such senior unsecured long-term debt is "under review" or that any such debt rating has been placed on a "CreditWatch List"(r) or "watch list" or that any similar action has been taken by such Rating Agency.

                               ARTICLE VII
                                 DEFAULTS
                                 ________

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary to the Banks or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2 Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any utilization fee, facility fee or other Obligations under any of the Loan Documents within five days after the same becomes due.

     7.3   The breach by the Borrower of any of the terms or provisions of
Section 6.3(a), 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16 or 6.17.  The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or the preceding sentence of this Section 7.3) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Administrative Agent or any Bank.

     7.4 Failure of the Borrower or any Subsidiary to pay any Indebtedness in an aggregate principal amount in excess of $50,000,000 within 30 days after the Borrower knows or ought reasonably to have known, that such Indebtedness was due; or the default by the Borrower or any Subsidiary in the performance of any term, provision or condition contained in any agreement under any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any Material Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.5 The Borrower or any Material Subsidiary shall (i) have an order for relief entered with respect to it under any Debtor Relief Law as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (iv) institute any proceeding seeking an order for relief under any Debtor Relief Law as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Debtor Relief Law or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.5, or (vi) fail to contest in good faith any appointment or proceeding described in
Section 7.6.

     7.6 Without the application, approval or consent of the Borrower or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of its property, or a proceeding described in Section 7.5(iv) shall be instituted against the Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

     7.7 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any Substantial Portion of the property of the Borrower or any Subsidiary.

     7.8 The Borrower or any Subsidiary shall fail within 30 days to pay, bond or otherwise discharge, one or more judgments or orders for the payment of money in excess of $20,000,000 in the aggregate, which are not stayed on appeal or otherwise being appropriately contested in good faith. Any Liens arising out of such judgments or orders are subject to the provisions of
Section 6.15(h).
_______________

     7.9 Any Reportable Event shall occur in connection with any Plan or any material Unfunded Liabilities shall exist.

     7.10  Any Change in Control shall occur.  "Change in Control" means
                                                _________________
either (a) with respect to any capital stock of the Borrower that is publicly traded, the acquisition after the date of this Agreement by any Person or two or more Persons acting in concert, other than the Knight Family, of beneficial ownership (within the meaning of Rule 13d 3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of such capital stock which are entitled to vote in the election of directors; or (b) with respect to any capital stock of the Borrower that is not publicly traded, if the Knight Family shall at any time fail to own and control 67% or more of the outstanding shares of such capital stock.

     7.11 There occurs under any agreement or arrangement designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants (each, a "Swap Contract"), an "early termination date" (as defined in such Swap Contract) resulting from (a) any "event of default" (as defined in such Swap Contract) under such Swap Contract as to which the Borrower or any Subsidiary is the defaulting party, or (b) any "termination event" (as defined in such Swap Contract) as to which the Borrower or any Subsidiary is an affected party, and, in either event, the net mark-to-market value for such Swap Contract, as determined by the Borrower based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts, owed by the Borrower or such Subsidiary as a result thereof is greater than $20,000,000.

                               ARTICLE VIII
               ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
               ______________________________________________

     8.1   Acceleration.  If any Default described in Section 7.5 or 7.6
           ____________
occurs, the obligations of the Banks to make Loans to the Borrower hereunder shall automatically terminate and the Obligations of the Borrower shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Bank. If any other Default occurs, the Majority Banks may terminate the Commitments of the Banks, or declare the Obligations of the Borrower to be due and payable, or both, whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 14 days after acceleration of the maturity of the Obligations or termination of the Commitments of the Banks as a result of any Default (other than any Default as described in Section 7.5, 7.6, 7.7 or 7.10) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Majority Banks (in their sole discretion) shall so direct the Administrative Agent to, and the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2   Amendments and Waivers.  No amendment or waiver of any provision
           ______________________
of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Majority Banks and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.1 without the written consent of each Bank;

     (b) extend or increase the Commitment of any Bank (except reinstatement of any Commitment in accordance with Section 8.1) without the written consent of such Bank;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin, Applicable Facility Fee Rate, or Applicable Utilization Fee Rate, as the case may be, that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Bank directly affected thereby;

     (e) change Section 2.5.8 or Section 12.2 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Bank; or

     (f) change any provision of this Section or the definition of "Majority Banks" or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank;

provided, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and provided, further, that the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

     8.3   Preservation of Rights.  No delay or omission of the Banks or the
           ______________________
Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Banks and the Administrative Agent required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Banks until the Obligations have been paid in full.

                               ARTICLE IX
                                 NOTICES
                                 _______

     9.1   Giving Notice.  Except as otherwise permitted by Section 2.5.9
           _____________
with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed by certified mail, return receipt requested and properly addressed with postage prepaid, shall be deemed given when received and receipt confirmed; any notice, if transmitted by facsimile, shall be deemed given when legibly transmitted and receipt confirmed.

     9.2   Change of Address.  The Borrower, the Administrative Agent and any
           _________________
Bank may each change the address for notices by a notice in writing, in the case of the Borrower or the Administrative Agent, to the other parties hereto and, in the case of any Bank, to the Borrower and the Administrative Agent.

                               ARTICLE X
                           GENERAL PROVISIONS
                           __________________

     10.1   Survival of Representations.  All representations and warranties
            ___________________________
made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Bank, regardless of any investigation made by the Administrative Agent or any Bank or on their behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default or Unmatured Default at the time of any Loan or Commitment, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

     10.2   Governmental Regulation.  Anything contained in this Agreement to
            _______________________
the contrary notwithstanding, no Bank shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     10.3   Taxes.  Any taxes (excluding income taxes) or other similar
            _____
assessments or charges payable or ruled payable by any Governmental Authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     10.4   Headings.  Section headings in the Loan Documents are for
            ________
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     10.5   Entire Agreement.  This Agreement, together with the other Loan
            ________________
Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.6   Several Obligations.  The obligations of the Banks hereunder to
            ___________________
make Ratable Loans are several and not joint. No Bank shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     10.7   Expenses; Indemnification.
            _________________________

     (a) The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Bank for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Bank. All amounts due under this Section 10.7 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

     (b) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Administrative Agent-Related Person, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding by third parties relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, subject to Oregon Revised Statutes (section) 20.096. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, electronic telecommunications, or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect, consequential or punitive damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.7 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.8  Numbers of Documents.  All statements, notices, closing documents,
           ____________________
and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Banks.

     10.9  Accounting.  Except as provided to the contrary herein, all
           __________
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. The Borrower will not make any change in its fiscal year or in the accounting principles and methods used in preparing its financial statements.

     10.10 Severability of Provisions.  Any provision of this Agreement and
           __________________________
the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.11 Nonliability of Banks.  The relationship between the Borrower and
           _____________________
the Banks and the Administrative Agent with respect to this Agreement shall be solely that of borrower and lender. Neither the Administrative Agent nor any Bank shall have any fiduciary responsibilities to the Borrower with respect to this Agreement. Neither the Administrative Agent nor any Bank undertakes under this Agreement any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     10.12 Confidentiality.  Each of the Administrative Agent and the Banks
           _______________
agrees to maintain the confidentiality of the Information (as defined below); except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who are involved with the lending facility contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority (including any bank examiner or self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto;
(e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its professional advisor) to any swap or derivative transaction relating to the Borrower and its obligations; (g) with the consent of the Borrower; or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided, that in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Bank may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Bank relating to such tax treatment and tax structure; provided, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

     10.13 CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
           _____________
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF OREGON BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     10.14 CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS
           _______________________
TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OREGON STATE COURT SITTING IN PORTLAND, OREGON IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY ADMINISTRATIVE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     10.15 WAIVER OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND
           ____________________
EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     10.16 OREGON LEGAL NOTICE.  UNDER OREGON LAW, MOST AGREEMENTS, PROMISES
           ___________________
AND COMMITMENTS MADE BY US AFTER THE EFFECTIVE DATE OF THIS ACT CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN

WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE. THE TERM "THIS ACT" MEANS CHAPTER 967 OREGON LAWS 1989. THE TERM "US" MEANS THE ADMINISTRATIVE AGENT AND THE BANKS. THE EFFECTIVE DATE OF THIS ACT IS OCTOBER 3, 1989.

     10.17 Counterparts.  This Agreement may be executed in any number of
           ____________
counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     10.18 No Advisory or Fiduciary Responsibility.  In connection with all
           _______________________________________
aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) constitute arm's-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and other agents party hereto, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each of the other agents party hereto is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other agent party hereto has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any other agent party hereto has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor any other agent party hereto has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the other agents party hereto and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any such other agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) each of the Administrative Agent and the other agents party hereto has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each other agent party hereto with respect to any breach or alleged breach of agency or fiduciary duty.

     10.19 USA PATRIOT Act Notice.  Each Bank that is subject hereto and the
           ______________________
Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with such Act.

                                 ARTICLE XI
                           THE ADMINISTRATIVE AGENT
                           ________________________

     11.1  Appointment and Authorization of Administrative Agent.  Each Bank
           _____________________________________________________
hereby irrevocably, subject to Section 11.9, appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     11.2  Delegation of Duties.  The Administrative Agent may execute any of
           ____________________
its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     11.3  Liability of Administrative Agent.  No Administrative Agent-
           _________________________________
Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of its Subsidiaries or Affiliates thereof.

     11.4  Reliance by Administrative Agent.
           ________________________________

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or such greater number of Banks as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

     (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.

     11.5  Notice of Default.  The Administrative Agent shall not be deemed
           _________________
to have knowledge or notice of the occurrence of any Default or Unmatured Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

     11.6  Credit Decision; Disclosure of Information by Administrative
           ____________________________________________________________
Agent.  Each Bank acknowledges that no Administrative Agent-Related Person
_____
has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries or Affiliates thereof, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Affiliates which may come into the possession of any Administrative Agent-Related Person.

     11.7  Indemnification of Administrative Agent.  Whether or not the
           _______________________________________
transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Administrative Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

     11.8  Administrative Agent in Individual Capacity.  Bank of America and
           ___________________________________________
its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Bank" and "Banks" include Bank of America in its individual capacity.

     11.9  Successor Administrative Agent.  The Administrative Agent may, and
           ______________________________
at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of a Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI and Section 10.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     11.10 Foreign Banks.  Each Bank that is a "foreign corporation,
           _____________
partnership or trust" within the meaning of the Code and that is entitled to an exemption from or reduction of withholding tax under the laws of the jurisdiction in which the Borrower is resident for tax purposes or any treaty to which such jurisdiction is a party with respect to payments hereunder or under any Loan Documents shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall, to the extent it may lawfully do so, (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligations of the Banks under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     11.11 Administrative Agent May File Proofs of Claim.  In case of the
           _____________________________________________
pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and their respective agents and counsel, and all other amounts due the Banks and the Administrative Agent under Sections 2.4 and 10.7 allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4 and 10.7.

             Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

     11.12 Other Agents; Co-Lead Arrangers.  None of the Persons identified
           _______________________________
in this Agreement as a "Syndication Agent," "Co-Documentation Agent" or "Co-Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                             ARTICLE XII
                        SETOFF; RATABLE PAYMENTS
                        ________________________

     12.1  Setoff.  In addition to any rights and remedies of the Banks
           ______
provided by law, if the Borrower becomes insolvent, however evidenced, or any Default occurs and is continuing, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     12.2  Ratable Payments.  If any Bank, whether by setoff or otherwise,
           ________________
has payment made to it upon its Loans in a greater proportion than that received by any other Bank (except as specifically contemplated by the terms of this Agreement), such Bank agrees, promptly upon demand, to purchase a portion of the Loans held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Loans. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. Nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than the Obligations.

                              ARTICLE XIII
           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
           _________________________________________________

     13.1  Successors and Assigns.
           ______________________

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section or (ii) by way of participation in accordance with the provisions of subsection (d) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that any such assignment shall be subject to the following conditions: (i) (A) in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund with respect to a Bank, no minimum amount need be assigned and
(B) in any case not described in subsection (b)(i)(A) of this Section the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights and obligations in respect of Competitive Bid Loans; (iii) no consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Bank, an Affiliate of a Bank or an Approved Fund, and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed shall be required if such assignment is to a Person that is not a Bank, an Affiliate of a Bank or an Approved Fund with respect to a Bank; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment (the assignee, if it is not a Bank, shall deliver to the Administrative Agent a completed administrative questionnaire in a form supplied by the Administrative Agent); (v) no such assignment shall be made to the Borrower or any of Borrower's Affiliates or Subsidiaries; and (vi) no such assignment shall be made to a natural person. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder, if not already a party hereto, shall become a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 10.7 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Bank may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries ) (each, a "Participant") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 8.2 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 and 3.4, and shall be bound by the obligations set forth in Section 3.6, to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each

Participant also shall be entitled to the benefits of Section 12.1 as though it were a Bank, provided such Participant agrees to be subject to Section
12.2 as though it were a Bank.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of
Section 3.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.10 as though it were a Bank.

     (f) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

     (g) The words "execution," "signed," "signature" and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures and Global and National Commerce Act or any state Laws based on or substantially similar to the Uniform Electronic Transactions Act.

     (h)     As used herein, the following terms have the following meanings:

"Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 13.1(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.1(b)(iii)).

"Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"Approved Fund" means any Fund that is administered or managed by (a) a Bank,
(b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

                   [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         NIKE, INC.
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         BANK OF AMERICA, N.A., as
                                         Administrative Agent
                                         By:_____________________________
                                         Name: __________________________
                                         Title:  ___________________________

                                         BANK OF AMERICA, N.A., as a Bank
                                         By:_____________________________
                                         Name: __________________________
                                         Title:  ___________________________

                                         CITICORP USA, INC., as Syndication
                                          Agent
                                         By:_____________________________
                                         Name: __________________________
                                         Title:  ___________________________

                                         CITICORP USA, INC., as a Bank
                                         By:_____________________________
                                         Name: __________________________
                                         Title:  ___________________________

                                         THE BANK OF TOKYO-MITSUBISHI UFJ,
                                          LTD., as Co-Documentation Agent
                                         By:_____________________________
                                         Name: __________________________
                                         Title:  ___________________________

                                         THE BANK OF TOKYO-MITSUBISHI UFJ,
                                          LTD., as a Bank
                                         By:_____________________________
                                         Name: __________________________
                                         Title:  ___________________________

                                         DEUTSCHE BANK SECURITIES INC.,
                                          as Co-Documentation Agent
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         DEUTSCHE BANK AG, as a Bank
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         HSBC BANK USA, N.A., as Co-
                                          Documentation Agent
                                         By:_____________________________
                                         Name: __________________________
                                         Title:  ___________________________

                                         HSBC BANK USA, N.A., as a Bank
                                         By:_____________________________
                                         Name: __________________________
                                         Title:  ___________________________

                                         WILLIAM STREET COMMITMENT
                                          CORPORATION, as a Bank
                                         By:_____________________________
                                         Name: __________________________
                                         Title:  ___________________________

                                         JPMORGAN CHASE BANK, N.A., as a Bank
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         MERRILL LYNCH BANK USA, as a Bank
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         THE NORTHERN TRUST COMPANY, as a
                                          Bank
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         U.S. BANK NATIONAL ASSOCIATION,
                                          as a Bank
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         WELLS FARGO BANK, N.A., as a Bank
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         ROYAL BANK OF CANADA, as a Bank
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         CALYON NEW YORK BRANCH, as a Bank
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         THE ROYAL BANK OF SCOTLAND PLC,
                                          as a Bank
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                          as a Bank
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                         WESTPAC BANKING CORPORATION,
                                          as a Bank
                                         By:____________________________
                                         Name: _________________________
                                         Title:  __________________________

                                   EXHIBIT A-1

                                      NOTE
                                (Ratable Loans)

$ _________                                                ___________, 200__

     NIKE, INC., an Oregon corporation (the "Borrower"), promises to pay to the order of _______________ (the "Bank") the lesser of the principal sum of ___________________ Dollars ($_______) and the aggregate unpaid principal amount of all Ratable Loans made by the Bank to the Borrower pursuant to
Section 2.2 of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the Administrative Agent's Office or as otherwise directed by the Administrative Agent pursuant to the terms of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay each of these respective Ratable Loans in full in accordance with the Agreement. All Ratable Loans not sooner repaid shall be paid in full on the Termination Date.

     The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Ratable Loan made by it and the date and amount of each principal payment hereunder; provided, however, that any failure to so record shall not affect the Borrower's Obligations under this Note.

     This Note is one of the Ratable Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of December 1, 2006, among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks and other Persons party thereto, including the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     OREGON LEGAL NOTICE.  UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND
     ___________________
COMMITMENTS MADE BY US AFTER THE EFFECTIVE DATE OF THIS ACT CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING WITH EXPRESS CONSIDERATION AND SIGNED BY US TO BE ENFORCEABLE. THE TERM "THIS ACT" MEANS CHAPTER 967 OREGON LAWS 1989. THE TERM "US" MEANS THE BANK. THE EFFECTIVE DATE OF THIS ACT IS OCTOBER 3, 1989.

                                         NIKE, INC.
                                         By:
                                         Name:
                                         Title:

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                     TO
                       NOTE (RATABLE LOANS) OF NIKE, INC.





                     Principal      Maturity       Principal
                     Amount of     of Interest       Amount       Unpaid
Date     Borrower       Loan         Period           Paid        Balance
____     ________    _________     ___________     _________      _______

                                  EXHIBIT A-2

                                     NOTE
                            (Competitive Bid Loans)



                                                           ___________, 200__

     NIKE, INC., an Oregon corporation (the "Borrower"), promises to pay, on or before the Termination Date, to the order of _____________________________ (the "Bank") the aggregate unpaid principal amount of all Competitive Bid Loans made by the Bank to the Borrower pursuant to Section 2.3 of the Credit Agreement hereinafter referred to (as the same may be amended or modified, the "Agreement"), in lawful money of the United States in immediately available funds at the Administrative Agent's Office or as otherwise directed by the Administrative Agent pursuant to the terms of the Agreement, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Borrower shall pay each of the Competitive Bid Loans in full on the last day of such Competitive Bid Loan's applicable Interest Period.

     The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan made by it and the date and amount of each principal payment hereunder, provided, however, that any failure to so record shall not affect the Borrower's Obligations under this Note.

     This Note is one of the Competitive Bid Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 1, 2006, among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks and other Persons party thereto, including the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     OREGON LEGAL NOTICE.  UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND
     ___________________
COMMITMENTS MADE BY US AFTER THE EFFECTIVE DATE OF THIS ACT CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING WITH EXPRESS CONSIDERATION AND SIGNED BY US TO BE ENFORCEABLE. THE TERM "THIS ACT" MEANS CHAPTER 967 OREGON LAWS 1989. THE TERM "US" MEANS THE BANK. THE EFFECTIVE DATE OF THIS ACT IS OCTOBER 3, 1989.

                                         NIKE, INC.
                                         By:
                                         Name:
                                         Title:

                 SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                    TO
                        NOTE (COMPETITIVE BID LOANS)
                              OF NIKE, INC.






                     Principal      Maturity       Principal
                     Amount of     of Interest       Amount       Unpaid
Date     Borrower       Loan         Period           Paid        Balance
____     ________    _________     ___________     _________      _______

                                  EXHIBIT B
                        COMPETITIVE BID QUOTE REQUEST
                                (Section 2.3.2)

                                                      _______________, 200_


To:        Bank of America, N.A.,
            as Administrative Agent (the "Administrative Agent")

From:      NIKE, Inc. ("Borrower")

Re: Credit Agreement (as extended, renewed, amended or restated from time to time, the "Agreement") dated as of December 1, 2006 among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks and other Persons party thereto

     Borrower hereby gives notice pursuant to Section 2.3.2 of the Agreement that it requests Competitive Bid Quotes offering to make Competitive Bid Loans as follows:

Borrowing Date:              , 200_

Principal Amount1             Interest Period2
$____________                 ____________


     Such Competitive Bid Quotes should offer [a Eurodollar Bid Rate] [an Absolute Rate].

     Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Banks in response to this request, the undersigned shall be deemed to affirm as of such date the representations and warranties made in the Agreement to the extent specified in Article IV thereof. Capitalized terms used herein have the meanings assigned to them in the Agreement.


                                          NIKE, INC.

                                          By:__________________________
                                          Name:
                                          Title:




1  Amount must be at least $5,000,000 and an integral multiple of $1,000,000.

2 One, two, three or six months (Eurodollar Auction) or at least 7 and up to 183 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurodollar Interest Period and Absolute Rate Interest Period. The Interest Period may not end after the Termination Date.

                              EXHIBIT C

                 INVITATION FOR COMPETITIVE BID QUOTES
                           (Section 2.3.3)

                                                                     , 200_

To:         [Name of Bank]


Re:         Invitation for Competitive Bid Quotes to
            NIKE, Inc. (the "Borrower")

     Pursuant to Section 2.3.3 of the Credit Agreement dated as of December 1, 2006, (as extended, renewed, amended or restated from time to time, the "Agreement") among the Borrower, the Banks and other Persons party thereto, and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes offering to make Competitive Bid Loans to the Borrower as follows:

Borrowing Date:              , 200_

Principal Amount        Interest Period
$____________           ____________


     Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.3.4 of the Agreement and the foregoing terms on which the Competitive Bid Quote Request was made. Capitalized terms used herein have the meanings assigned to them in the Agreement.

     Please respond to this invitation by no later than 9:00 a.m. San Francisco time on _______, 200__.

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent

                                        By:_______________________________
                                            Authorized Officer

                                 EXHIBIT D

                           COMPETITIVE BID QUOTE
                              (Section 2.3.4)

                                                                     , 200_


To:          Bank of America, N.A., as Administrative Agent
             Attn:    _______________

Re:          Competitive Bid Quote to NIKE, Inc. (the "Borrower")


     In response to your invitation on behalf of the Borrower dated ___________, 20__, we hereby make the following Competitive Bid quote pursuant to Section 2.3.4 of the Credit Agreement hereinafter referred to and on the following terms:

1.     Quoting Bank:    _______________
2.     Person to contact at Quoting Bank:    _______________
3.     Borrowing Date:  _________, 200__1
4. We hereby offer to make Competitive Bid Loans in the following principal amounts, for the following Interest Periods and at the following rates:

Principal      Interest     [Competitive      [Absolute      Minimum or
 Amount2        Period3      Bid Margin4]         Rate5]     Maximum Amount6
_________      ________      ___________      _________     ______________

$






1  As specified in the related Invitation.
2 Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made for at least $5,000,000 and an integral multiple of $1,000,000.
3 One, two, three or six months or at least 7 and up to 183 days, as specified in the related Invitation. The Interest Period may not end after the Termination Date.
4 Competitive Bid Margin over or under the Eurodollar Base Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/1000 of 1%) and specify whether "PLUS" or "MINUS."
5 Specify rate of interest per annum (rounded to the nearest 1/1000 of 1%) 6 Specify minimum or maximum amount which the Borrower may accept (see
    Section 2.3.4(b)(iv)).

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, dated as of December 1, 2006 (as extended, renewed, amended or restated from time to time), among the Borrower, the Banks and other Persons listed on the signature pages thereof, and yourselves, as Administrative Agent, irrevocably obligates us to make Competitive Bid Loans for which any offer(s) are accepted, in whole or in part.

                                    Very truly yours,

                                    [NAME OF BANK]

Dated:  ____________, 200_          By:  _____________________________
                                          Authorized Officer

                                  EXHIBIT E

                                   FORM OF
                           BORROWER COUNSEL OPINION
                           ________________________

December 1, 2006

To the Administrative Agent and Banks who are parties to the Credit Agreement described below:

Re:    Opinion of Counsel

Ladies and Gentlemen:

     I serve as General Counsel of NIKE, Inc., an Oregon corporation (the "Borrower"). In that capacity, I provide this Opinion Letter in connection with the Credit Agreement dated as of even date herewith among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks named therein, providing for loans in an aggregate principal amount not exceeding $1,000,000,000 at any one time outstanding, and the Ratable Notes and Competitive Bid Notes executed in connection therewith (collectively, the "Agreement"). Capitalized terms used in this Opinion Letter are defined as set forth in the Agreement or the Accord (see below).

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the Federal Laws of the United States and the Law of the State of Oregon. This Opinion Letter is limited to matters about which I possess Actual Knowledge.

     Based on and subject to the foregoing, I am of the opinion that:


     1.     The Agreement is enforceable against the Borrower.

     2. Execution and delivery by the Borrower of, and performance of its agreements in, the Agreement do not (i) violate its Constituent Documents,
(ii) breach or result in a default under any existing obligation of the Borrower, or result in or require the creation or imposition of any Lien, under any contract filed by the Borrower with the U.S. Securities and Exchange Commission, or (iii) breach or otherwise violate any existing obligation of the Borrower under any Court Order.

     3. Execution and delivery by the Borrower of, and performance by the Borrower of its agreements in, the Agreement do not violate applicable provisions of statutory law or regulation.

     4. There are no actions or proceedings against the Borrower or any of its Subsidiaries pending, or overtly threatened in writing, before any court, governmental agency or arbitrator which (a) seek to affect the enforceability of the Agreement, or (b) would result in a material adverse effect on the business or financial condition of the Borrower.

     The General Qualifications apply to the opinions set forth in paragraphs 1 and 3 above and the Other Common Qualifications apply to all of the opinions set forth above. This Opinion Letter may be relied upon only by you and your assignees and the Banks in connection with the Transaction and may not, without our prior written consent, be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord.


                                   Very truly yours,

                                EXHIBIT F

                        RATABLE BORROWING NOTICE
                        ________________________

                                             Date:                  , 200_


To: Bank of America, N.A., as Administrative Agent for the Banks parties to the Credit Agreement dated as of December 1, 2006 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among NIKE, Inc., the Banks and other Persons party thereto, and Bank of America, N.A., as Administrative Agent


Ladies and Gentlemen:

     The undersigned, NIKE, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.2.3 of the Credit Agreement, of the Ratable Advance specified below:

     (i)    The Business Day of the proposed Ratable Advance is ____________,
            200_.

     (ii) The aggregate amount of the proposed Ratable Advance is $_____________.

     (iii) The Advance shall be a [Eurodollar Ratable Advance] [Floating Rate Advance].

     [(iv) The duration of the Interest Period of the Eurodollar Ratable Advance shall be ___ month[s].]

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the proposed Ratable Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

     (a) the representations and warranties contained in Article V of the Credit Agreement are true and correct as though made on and as of such date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement;

     (b) no Default or Unmatured Default has occurred and is continuing, or would result from such proposed Ratable Advance; and

     (c) The proposed Ratable Advance will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                                           NIKE, Inc.



                                           By:
                                           Name:
                                           Title:

                                 EXHIBIT G

                    NOTICE OF CONVERSION/CONTINUATION


                                               Date:                  , 200_

To: Bank of America, N.A. as Administrative Agent for the Banks parties to the Credit Agreement dated as of December 1, 2006 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among NIKE, Inc., the Banks and other Persons party thereto, and Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     The undersigned, NIKE, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.2.4. of the Credit Agreement, of the [conversion] [continuation] of the Ratable Advance specified below:

     (i) The Business Day of the proposed Conversion/Continuation Date is _______________, 200_.

     (ii) The aggregate amount of the Advance to be [converted] [continued] is $____________.

     (iii) The Advance shall be [converted into] [continued as] a [Eurodollar Ratable Advance] [Floating Rate Advance].

     [(iv) The duration of the Interest Period of the Eurodollar Ratable Advance included in the [conversion] [continuation] shall be month[s].]


                                          NIKE, INC.


                                          By: ______________________
                                              Name:
                                              Title:

                               EXHIBIT H

                        COMPLIANCE CERTIFICATE
                        ______________________


To:     The Banks parties to the
        Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of December 1, 2006, among NIKE, Inc., the Banks and other Persons party thereto, and Bank of America, N.A., as Administrative Agent for the Banks (as extended, renewed, amended or restated from time to time, the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

       THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1.    I am the duly elected ____________ of the Borrower;

      2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

      3. The examinations described in Paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

      4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to Paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

     The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ________________ , 200__.


                                  By: ____________________________
                                      Name:

                    SCHEDULE "I" TO COMPLIANCE CERTIFICATE


             Schedule of Compliance as of ____________, 200__, with
            Provisions of Sections 6.12, 6.15(h), 6.15(i) and 6.17 of
                               the Agreement




                                     Maximum Permitted        Actual
                                     _________________        ______

I.   Section 6.12:                   $________________     $_________
     Aggregate book value of the      (See attached worksheet)
     assets disposed of by the Borrower
     and its Subsidiaries during the
     past twelve months pursuant to
     Section 6.12(ii)

II.   Section 6.15(h):                 $100,000,000        $_________
      Aggregate amount of Indebtedness
      secured by Liens, not otherwise
      permitted under Section 6.15, on
      property other than accounts
      receivable and inventory

      Section 6.15(i):                 $100,000,000        $_________
      Aggregate amount of obligations
      of the Borrower subject to Liens
      filed in connection with the
      construction of, and additions to,
      the Borrower's headquarters
      in Beaverton, Oregon

III.   Section 6.17:  Capitalization Ratio
       (Indebtedness to the sum of (x) 0.60 to 1.00      ____ to 1.00
       Indebtedness and (y) net worth)

NIKE, Inc.
Compliance Certificate   Covenants Worksheet
Page 2


I.    Section 6.12:
      Sale of Assets:

A.   Amount Permitted

       Consolidated Assets (at book value)
       as of ______________, 200__:                     $_______________
                                                         x        0.20
                                                         _____________

       Amount permitted during period beginning
       ____________ and ending ____________:            $_______________

B.   Disposals of Fixed Assets
     (per Statement of Cash Flows
     during period beginning
     and ending___________________:                     $_______________

(A) must be greater than/equal to (B)

In Compliance?
(Yes or No)

II.    Section 6.15:
       Liens:

A.     Aggregate amount of Indebtedness secured by Liens
       permitted under Section 6.15(h) of the Agreement:   $___________

B.     Maximum amount permitted under Section 6.15(h):     $ 100,000,000

C.     Aggregate amount of obligations of the Borrower
       subject to Liens filed in connection with the
       construction of, and additions to, the Borrower's
       headquarters in Beaverton, Oregon:                 $___________

D.     Maximum amount permitted under Section 6.15(i):     $  100,000,000

(A) must be less than/equal to (B); (C) must be less than/equal to (D)

In Compliance?
(Yes or No)

III.   Section 6.17
       Capitalization Ratio:

A.     Indebtedness

B.     Net Worth                                     $__________________

C.     INDEBTEDNESS/ INDEBTEDNESS plus
       NET WORTH (A/A+B)                                         :1.00
                                                             ______________

       Maximum Ratio Permitted                        0.60:1.00

In Compliance?
(Yes or No)

                                EXHIBIT I

                       ASSIGNMENT AND ASSUMPTION
                       _________________________

     This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] "Assignor") and [the][each]2 Assignee identified in item 2 below ([the][each, an] "Assignee"). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Bank][their respective capacities as Banks] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and
(ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Bank)][the respective Assignors (in their respective capacities as Banks)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] "Assigned Interest"). Each such sale and assignment is without recourse to [the][any]

____________________________________________________

     1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

     2 For bracketed language here and elsewhere in this form relating to the Assignee (s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

     3  Select as appropriate.

     4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:        ______________________________

                          ______________________________

2.    Assignee[s]:        ______________________________

                          ______________________________

      [for each Assignee, indicate [Affiliate][Approved Fund] of [identify
      Bank]]

3.    Borrower:        NIKE, INC.

4. Administrative Agent: BANK OF AMERICA, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement: Credit Agreement, dated as of December 1, 2006, among the Borrower, the financial institutions from time to time party thereto as lenders and/or agents, and Bank of America, N.A., as Administrative Agent

6.    Assigned Interest[s]:5

                               Aggregate    Amount of  Percentage
                               Amount of    Commitment Assigned of
                           Commitment/Loans   /Loans   Commitment/   CUSIP
Assignor[s]6  Assignee[s]7    for all Banks8  Assigned     Loans9     Number
___________   ___________  ________________ __________ ___________   ______


                           $________________ $_________ _________%
                           $________________ $_________ _________%
                           $________________ $_________ _________%


[7.    Trade Date:     __________________]10
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

_________________________
5 The reference to "Loans" in the table should be used only if the Credit Agreement provides for Term Loans.
6  List each Assignor, as appropriate.
7  List each Assignee, as appropriate.
8 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder
10 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined by the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                           ASSIGNOR
                                           [NAME OF ASSIGNOR]


                                           By: _____________________________
                                               Title:

                                           ASSIGNEE
                                           [NAME OF ASSIGNEE]

                                           By: _____________________________
                                               Title:

[Consented to and]11  Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent

By: _________________________________
      Title:

[Consented to:]12

NIKE, INC., as Borrower

By: _________________________________
      Title:


















11 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
12 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement

                                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                            NIKE CREDIT AGREEMENT

                    STANDARD TERMS AND CONDITIONS FOR

                          ASSIGNMENT AND ASSUMPTION

     1.    Representations and Warranties.
           ______________________________

           1.1.  Assignor.  [The][Each] Assignor (a) represents and warrants
                 ________
that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.


           1.2.  Assignee.  [The][Each] Assignee (a) represents and warrants
                 ________
that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.1(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents,
____________  ___     ____
if any, as may be required under Section 13.1(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as
                                           ___________
applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and
(vii) if it is a foreign Bank, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent,

[the][any] Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

     2.    Payments.  From and after the Effective Date, the Administrative
           ________
Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

     3.    General Provisions.  This Assignment and Assumption shall be
           __________________
binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Oregon.